Exhibit T3C.1

AMBASSADORS INTERNATIONAL, INC.
As Issuer
WILMINGTON TRUST FSB
As Trustee
THE SUBSIDIARY GUARANTORS NAMED HEREIN
As Guarantors
Form of Indenture
Dated as of November [ ], 2009
10% Senior Secured Notes due 2012

AMBASSADORS INTERNATIONAL, INC.
     Reconciliation and tie between Trust Indenture Act of 1939 and Indenture, dated as of November [ ], 2009

Trust Indenture
Act Section	Indenture Section
310 (a) (1)	609
(a) (2)	609
(a) (3)	Not Applicable
(a) (4)	Not Applicable
(a) (5)	609
(b)	608
(c)	Not Applicable
311 (a)	613
(b)	613
(c)	Not Applicable
312 (a)	701(a); 702(a)
(b)	702(b)
(c)	702(c)
313 (a)	703(a)
(b)	703(a)
(c)	703(a)
(d)	703(b)
314 (a)	704
(b)	1402
(c) (1)	102
(c) (2)	102
(c) (3)	Not Applicable
(d)	1405(e)
(e)	102
315 (a)	601
(b)	602; 703(a)
(c)	601
(d)	601
(e)	514
316 (a) (1) (A)	502; 512
(a) (1) (B)	513
(a) (2)	Not Applicable
(b)	508
(c)	104(c)
317 (a) (1)	503
(a) (2)	504
(b)	1003
318	107
This reconciliation and tie shall not, for any purpose, be deemed to be a part of this Indenture.

i

v

     INDENTURE, dated as of November [ ], 2009, among AMBASSADORS INTERNATIONAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal office at 2101 4th Avenue, Suite 210, Seattle, Washington 98121, each of the SUBSIDIARY GUARANTORS (as hereinafter defined), and WILMINGTON TRUST FSB, as trustee (herein called the “Trustee”).
RECITALS OF THE COMPANY
AND THE SUBSIDIARY GUARANTORS
     The Company has duly authorized the creation of an issue of its 10% Senior Secured Notes due 2012 (the “Securities”) of substantially the tenor hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.
     The Company, directly or indirectly, owns beneficially and of record 100% of the Capital Stock of the Subsidiary Guarantors; the Company and the Subsidiary Guarantors are members of the same consolidated group of companies; the Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities; accordingly, the Subsidiary Guarantors have each duly authorized the execution and delivery of this Indenture to provide for the Guarantee by each of them with respect to the Securities as set forth in this Indenture.
     All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder by the Trustee, the valid obligations of the Company, to make the Subsidiary Guarantees of each of the Subsidiary Guarantors, when executed by the respective Subsidiary Guarantors and endorsed on the Securities, authenticated and delivered hereunder, the valid obligations of the respective Subsidiary Guarantors, and to make this Indenture a valid agreement of the Company and each of the Subsidiary Guarantors, in accordance with their and its terms, have been done.
NOW, THEREFORE, THIS INDENTURE WITNESSETH:
     For and in consideration of the foregoing and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:
Article I
Definitions and Other Provisions
of General Application
     Section 101. Definitions.
     For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:
     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;
     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles (whether or not such is indicated herein), and, except as otherwise herein expressly provided, the term generally accepted accounting principles with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted as consistently applied by the Company at the date of such computation;
     (4) unless otherwise specifically set forth herein, all calculations or determinations of a Person shall be performed or made on a consolidated basis in accordance with generally accepted accounting principles but shall not include the accounts of Unrestricted Subsidiaries, except to the extent of dividends and distributions actually paid to the Company or one of its Restricted Subsidiaries; and
     (5) the words “herein”, “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.
     Certain terms, used principally in Article VI, are defined in that Article.
     “Act”, when used with respect to any Holder, has the meaning specified in Section 104.
     “Affiliate” of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” will have meanings correlative to the foregoing.
     “Asset Disposition” by any Person means any transfer, conveyance, sale, capital lease or other disposition by such Person or any of its Restricted Subsidiaries (including a consolidation or merger or other sale of any such Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding a disposition by a Restricted Subsidiary of such Person to such Person or a Wholly Owned Restricted Subsidiary of such Person or by such Person to a Wholly Owned Restricted Subsidiary of such Person) of (i) substantially all of the assets of such Person or any of its Restricted Subsidiaries representing a division or line of business or (ii) other assets or rights of such Person or any of its Restricted Subsidiaries outside of the ordinary course of business; provided, however, that the sale, conveyance or other disposition of all or substantially all of the assets owned by the Company and its Subsidiaries taken as a whole will be governed by Section 1017 and Section 801 and not by Section 1015 and sales, issuances and other dispositions of Capital Stock of Restricted Subsidiaries will be governed by Section 1016 and not by Section 1015. Notwithstanding the foregoing, the following will not be deemed to be an Asset Disposition: (1) any single transaction or series of related transactions that involves assets or rights having a fair market value of less than $250,000; (2) any disposition of assets of, or equity interests in, or any arrangement for the assignment and assumption of rights, liabilities and assets of, Cypress Reinsurance, Ltd; (3) the sale of the Queen of the West on the terms described in the Company’s Current Report on Form 8-K filed with the Commission on September 17, 2009, as such terms may be amended prior to the completion of such sale; (4) a transfer of assets or rights between or among the Company and its Wholly Owned Restricted Subsidiaries; (5) a Sale and Leaseback Transaction that complies with Section 1013; (6) the sale or other disposition of cash or cash equivalents; (7) a Restricted Payment that is permitted by Section 1010; (8) the sale or disposition of any assets or property received as a result of a foreclosure by the Company or any of its Restricted Subsidiaries of any secured Investment or any other transfer of title with respect to any secured Investment in default; (9) the Incurrence of Permitted Liens; and (10) the grant of any license of patents, trademarks, registrations therefor and other similar intellectual property in the ordinary course of business or any surrender, waiver, release or settlement of any litigation rights.
     “Attributable Value” means, as to any particular lease under which any Person is at the time liable other than a Capital Lease Obligation, and at any date as of which the amount thereof is to be determined, the total net amount of rent required to be paid by such Person under such lease during the initial term thereof as determined in accordance with generally accepted accounting principles, discounted from the last date of such initial term to the date of determination at a rate per annum equal to the discount rate which would be applicable to a Capital Lease Obligation with like terms in accordance with generally accepted accounting principles. The net amount of rent required to be paid under any such lease for any such period will be the aggregate amount of rent payable by the lessee with respect to such period after excluding amounts required to be paid on account of insurance, taxes, assessments, utility, operating and labor costs and similar charges. In the case of any lease which is terminable by the lessee upon the payment of a penalty, such net amount shall also include the lesser of the amount of such penalty (in which case no rent will be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the rent which would otherwise be required to be paid if such lease is not so terminated. “Attributable Value” means, as to a Capital Lease Obligation under which any Person is at the time liable and at any date as of which the amount thereof is to be determined, the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with generally accepted accounting principles.
     “Authenticating Agent” means the Trustee or any Person authorized by the Trustee to act on behalf of the Trustee to authenticate Securities.
     “Board of Directors” means either the board of directors of the Company or any duly authorized committee of such board of directors.
     “Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.
     “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in The City of New York are authorized or obligated by law or executive order to close.

     “Capital Expenditures” means, for the Company and its Restricted Subsidiaries, in respect of any period, the aggregate of all expenditures incurred by the Company and its Restricted Subsidiaries during such period that, in accordance with GAAP and consistent with past practice, are or should be included in the line item “purchases of property, vessels and equipment” in a consolidated statement of cash flows of the Company and its Restricted Subsidiaries; provided, however, that the following will not be deemed to be Capital Expenditures: (i) expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Company and its Subsidiaries (1) made within six months of receipt of such proceeds or (2) committed to be made within six months of receipt of such proceeds and then actually made within 12 months of receipt of such proceeds, (ii) expenditures that are accounted for as capital expenditures of such Person and that actually are paid for by a third party (excluding the Company or any Subsidiary) and for which neither the Company nor any Subsidiary has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period); (iii) the book value of any asset owned by such Person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such Person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (1) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made and (2) such book value shall have been included in Capital Expenditures when such asset was originally acquired; or (iv) the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (1) used or surplus equipment traded in at the time of such purchase and (2) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business. For the avoidance of doubt, expenditures incurred for normal maintenance and repairs that do not improve or extend the lives of the respective assets when incurred are not included in the definition of Capital Expenditures.
     “Capital Lease Obligation” of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Debt arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The Stated Maturity of such obligation will be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty.
     “Capital Stock” of any Person means, in the case of a corporation, corporate stock, and otherwise, any and all shares, interests, participations or other equivalents (however designated) of corporate stock of such Person.
     “Change of Control” has the meaning specified in Section 1017.
     “Claim” has the meaning specified in Section 607.

     “Code” has the meaning specified in Section 1001.
     “Collateral” means substantially all of the Company’s and the Subsidiary Guarantors’ present and future assets to the extent that a security interest can be granted or perfected therein, subject to and in accordance with the terms of the Security Documents.
     “Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.
     “Common Stock” of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
     “Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture and thereafter Company shall mean such successor Person.
     “Company Notice” means a notice from the Company requesting release of Released Collateral.
     “Company Request” or “Company Order” means a written request or order signed in the name of the Company by one of its Officers and delivered to the Trustee.
     “Consolidated Net Worth” of any Person means the consolidated stockholders’ equity of such Person and its Restricted Subsidiaries, determined in accordance with GAAP, less amounts attributable to Disqualified Stock of such Person.
     “Corporate Trust Office” means the principal office of the Trustee in The Borough of Manhattan, The City of New York or Wilmington, Delaware at which at any particular time its corporate trust business shall be administered.
     “corporation” means a corporation, association, company, joint-stock company, partnership or business trust.
     “Debt” means (without duplication) with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent, (i) the principal amount in respect of indebtedness of such Person for money borrowed, (ii) the principal amount in respect of indebtedness of such Person evidenced by bonds, debentures, notes or other similar instruments, including such obligations Incurred in connection with the acquisition of property, assets or businesses, (iii) every reimbursement obligation of such Person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of such Person (except for obligations in respect of letters of credit issued in respect of Trade Payables, other than any such letter of credit issued under a Working Capital Facility), (iv) every obligation of such Person under interest rate swaps, caps, collars and similar arrangements, (v) every obligation of such Person to pay the deferred and unpaid purchase price of property (but excluding Trade Payables or accrued liabilities arising in the ordinary course of business which are not overdue), (vi) every Capital Lease Obligation of such Person, (vii) the maximum fixed redemption or repurchase price of Disqualified Stock of such Person at the time of determination, and (viii) every obligation of the type referred to in clauses (i) through (vii) of another Person and all dividends of another Person the payment of which, in either case, such Person has Guaranteed or for which such Person is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise. The amount outstanding at any time of any Debt issued with original issue discount is the face amount of such Debt less the remaining unamortized portion of the original issue discount of such Debt at such time as determined in conformity with generally accepted accounting principles.
     “Defaulted Interest” has the meaning specified in Section 307.
     “Depository” means, with respect to the Securities issuable or issued in whole or in part in global form, the Person specified in Section 305 as the Depository with respect to the Securities, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and, thereafter, “Depository” shall mean or include such successor.
     “Disqualified Stock” of any Person means any Capital Stock of such Person which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the final Stated Maturity of the Securities. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of such Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Disposition will not constitute Disqualified Stock if the terms of such Capital Stock expressly provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 1010.
     “DTC” means The Depository Trust Company, a New York corporation.
     “Event of Default” has the meaning specified in Section 501.
     “Exchange Act” refers to the Securities Exchange Act of 1934 as it may be amended and any successor act thereto.
     “Exchange Offer” means that certain offer to exchange for each $1,000 principal amount of the Company’s Old Securities and certain associated rights: (i) 230.3766 shares of the Company’s Common Stock plus (ii) $273.1959 principal amount of the Company’s Securities, including the Subsidiary Guarantees, upon the terms and subject to the conditions set forth in the Exchange Offer Documentation.
     “Exchange Offer Documentation” means the “Offer to Exchange Shares of Common Stock Plus 10% Senior Secured Notes due 2012 for Outstanding 3.75% Convertible Senior Notes due 2027, CUSIP Nos. 023178AA4 and 023178AB2 and Consent Solicitation for Amendments

to the Related Indenture” dated September 25, 2009 filed on Schedule TO by the Company with the Commission.
     “GAAP” means accounting principles generally accepted in the United States of America.
     “Global Security” means a Security in global form registered in the Security Register in the name of a Depository or a nominee thereof.
     “Government Securities” means (i) direct obligations of, or obligations guaranteed by, the United States and the payment for which the United States pledges its full faith and credit and (ii) money market funds at least 95% of the assets of which constitute Government Securities of the kinds described in clause (i) of this definition.
     “Guarantee” by any Person means any obligation, contingent or otherwise, of such Person guaranteeing any Debt of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including, without limitation, any obligation of such Person, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Debt, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Debt of the payment of such Debt, or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Debt (and “Guaranteed,” “Guaranteeing” and “Guarantor” will have meanings correlative to the foregoing); provided, however, that the Guarantee by any Person will not include endorsements by such Person for collection or deposit, in either case, in the ordinary course of business.
     “Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under: (1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and (2) other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates, interest rates or the cost of fuel.
     “Holder” means a Person in whose name a Security is registered in the Security Register.
     “Incentive Arrangement” means any earn-out agreements, stock appreciation rights, “phantom stock plans,” stock plans, stock option plans, employment agreements, non-competition agreements, subscription and stockholders agreements and other incentive and bonus plans and similar arrangements made in connection with acquisitions of Persons or businesses by the Company or its Restricted Subsidiaries, or the retention of directors, officers or employees by the Company or its Restricted Subsidiaries.
     “Incur” means, with respect to any Debt or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Debt or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Debt or other obligation on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” will have meanings correlative to the foregoing); provided, however, that a change in GAAP that results in an obligation of such Person that exists at such time becoming Debt will not be deemed an Incurrence of such Debt.

     “Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.
     “Intercreditor Agreement” means any intercreditor agreement entered into on or after the date of this Indenture between the WCF Administrative Agent and the Trustee, containing the intercreditor terms set forth in Schedule A (or containing such other terms that have been approved by Holders representing a majority in aggregate principal amount of the Outstanding Securities, by Act of such Holders), as amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time in accordance with the provisions thereof (as described in Schedule A).
     “Interest Payment Date” means April 15 and October 15 of each year, commencing April 15, 2010, or if any such day is not a Business Day, the next succeeding Business Day.
     “Interest Record Date” for the interest payable on any Interest Payment Date means April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.
     “Intra-Company Note” means a note representing a loan from the Company to a Restricted Subsidiary of the Company.
     “Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Debt issued by any other Person.
     “Lien” means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, security interest, lien, charge, encumbrance or other security agreement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).
     “Maturity”, when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.
     “Mortgage” means an agreement, including, but not limited to, a mortgage, deed of trust or deed to secure debt creating and evidencing a Lien on any property existing on the date hereof or existing after the date hereof.
     “Net Available Proceeds” from any Asset Disposition by any Person means cash or readily marketable cash equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable as and when received, but excluding any consideration received in the form of assumption by the acquiror of Debt) therefrom by such Person, net of (i)

all legal, accounting, and investment banking fees and all title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition, (ii) all payments made by such Person or its Restricted Subsidiaries on any Debt which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must be accrued by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law be repaid out of the proceeds from such Asset Disposition, (iii) all distributions and other payments made to minority interest holders in Restricted Subsidiaries of such Person or joint ventures as a result of such Asset Disposition and (iv) any reserve for adjustment in respect of the sale price of such assets established in accordance with GAAP.
     “Obligations” means all obligations for principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under this Indenture, the Securities, the Security Documents and any related documents.
     “Offer” has the meaning specified in the definition of Offer to Purchase.
     “Offer Expiration Date” has the meaning specified in the definition of Offer to Purchase.
     “Offer to Purchase” means a written offer (the “Offer”) sent by the Company by first class mail, postage prepaid, to each Holder at such Holder’s address appearing in the Security Register on the date of the Offer, with a copy to the Trustee, offering to purchase up to the principal amount of Securities specified in such Offer at the purchase price specified in such Offer pursuant to the terms of this Indenture. Unless otherwise required by applicable law, the Offer will specify an expiration date (the “Offer Expiration Date”) of the Offer to Purchase which will be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the “Purchase Date”) for purchase of Securities within five Business Days after the Offer Expiration Date. The Company will notify the Trustee prior to the mailing of the Offer of the Company’s obligation to make an Offer to Purchase. The Offer will be mailed by the Company or, at the Company’s request and provided that the Trustee is given notice of the Offer at least 15 Business Days prior to such mailing (or such shorter period as is acceptable to the Trustee), by the Trustee in the name and at the expense of the Company. The Offer will contain all instructions and materials necessary to enable such Holder to tender Securities pursuant to the Offer to Purchase. The Offer will also state: (1) the Section of this Indenture pursuant to which the Offer to Purchase is being made; (2) the Offer Expiration Date and the Purchase Date; (3) the aggregate principal amount of the Outstanding Securities offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such amount has been determined pursuant to the Section hereof governing the Offer to Purchase) (the “Purchase Amount”); (4) the purchase price to be paid by the Company for each $100 aggregate principal amount of Securities accepted for payment pursuant to this Indenture (the “Purchase Price”); (5) that the Holder may tender all or any portion of the Securities registered in the name of such Holder and that any portion of a Security tendered must be tendered in an integral multiple of $100 principal amount; (6) the place or places where Securities are to be surrendered for tender pursuant to the Offer to Purchase; (7) that interest on any Security not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue; (8) that on the Purchase

Date the Purchase Price will become due and payable upon each Security or portion thereof accepted for payment pursuant to the Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date; (9) that each Holder electing to tender a Security pursuant to the Offer to Purchase will be required to surrender such Security at the place or places specified in the Offer prior to the close of business on the Offer Expiration Date (such Security being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee, duly executed by the Holder thereof or his attorney duly authorized in writing and bearing appropriate signature guarantees); (10) that Holders will be entitled to withdraw all or any portion of Securities tendered if the Company (or its Paying Agent) receives, not later than the close of business on the Offer Expiration Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder tendered, the certificate number of the Security the Holder tendered and a statement that such Holder is withdrawing all or a portion of his tender; (11) that (a) if Securities in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Securities and (b) if Securities in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase Securities having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Securities in denominations of $100 or integral multiples thereof will be purchased); and (12) that in the case of any Holder whose Security is purchased only in part, the Company will execute, and the Trustee will authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Security so tendered.
     “Officer” means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Accounting Officer, the President, a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of such Person.
     “Officer’s Certificate” means a certificate signed on behalf of the Company or a Subsidiary Guarantor by an Officer of the Company or such Subsidiary Guarantor, as the case may be, and delivered to the Trustee. The Officer signing an Officer’s Certificate given pursuant to Section 1023 shall be the principal executive, financial or accounting officer of the Company or a Subsidiary Guarantor, as the case may be.
     “Old Securities” means any 3.75% Convertible Senior Notes due 2027 issued under the indenture dated April 3, 2007, as amended, between the Company and Wells Fargo Bank, National Association, as trustee.
     “Opinion of Counsel” means a written opinion of legal counsel, who may be an employee of, or outside legal counsel to, the Company or any Subsidiary of the Company, who shall be reasonably acceptable to the Trustee and which opinion may be subject to customary assumptions and qualifications.

     “Outstanding”, when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Subsidiary Guarantor) in trust or set aside and segregated in trust by the Company or a Subsidiary Guarantor (if the Company or a Subsidiary Guarantor, as the case may be, shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; (iii) Securities which have been considered paid pursuant to Section 1001 hereof; (iv) Securities which have been defeased pursuant to Section 1202 hereof; and (v) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities.
     “Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and such Paying Agent shall initially be the Trustee.
     “Permitted Debt” has the meaning specified in Section 1008.
     “Permitted Holder” means (i) Whippoorwill Associates, Inc.; (ii) Polygon Global Opportunities Master Fund; (iii) Highbridge International LLC; (iv) any other former beneficial holder of Old Securities that exchanged all of its Old Securities for Securities pursuant to the Exchange Offer and (v) in each case of clauses (i) to (iv), any Affiliates thereof.
     “Permitted Liens” means (i) Liens created pursuant to the Security Documents to secure the Securities and Subsidiary Guarantees; (ii) Liens on any assets to secure Debt under a Working Capital Facility permitted to be Incurred under clause (1) of the second paragraph of Section 1008; (iii) Liens for taxes, assessments or governmental charges or levies on the property of the Company or any Restricted Subsidiary if the same is not at the time delinquent or thereafter can be paid without penalty, or are being contested in good faith and by appropriate proceedings, provided that any reserve or other appropriate provision that may be required in conformity with GAAP has been made therefor; (iv) Liens imposed by law or arising by operation of law, including without limitation, landlords’, mailmen’s, suppliers’, vendors’, carriers’, warehousemen’s and mechanics’ Liens and other similar Liens, Liens for master’s and crew’s wages and other similar laws, on the assets of the Company or any Restricted Subsidiary arising in the ordinary course of business and for payment obligations that are not more than 60 days past due or are being contested in good faith and by appropriate proceedings; (v) Liens on the assets of the Company or any Restricted Subsidiary Incurred in the ordinary course of business to secure performance of obligations with respect to statutory or regulatory requirements, performance or return-of-money bonds, surety or appeal bonds or other obligations of a like nature and Incurred in a manner consistent with industry practice; (vi) Liens Incurred or pledges or deposits made by the Company or any Restricted Subsidiary under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Debt) or leases to which the Company or any Restricted Subsidiary is party, or deposits to secure public or statutory obligations of the Company, or deposits for the payment of rent, in each case Incurred in the ordinary course of business; (vii) utility easements, building restrictions and such other encumbrances or charges against real property as are of a nature generally existing with respect to properties of a similar character; (viii) Liens existing on the date of this Indenture not otherwise described above and disclosed on Schedule B, including, without limitation, (x) Liens on the Queen of the West collateralizing obligations with respect to Unearned Customer Deposits, (y) Liens on the cash used to collateralize certain letter of credit obligations relating to Cypress Reinsurance, Ltd. and (z) Liens on the Delta Queen in favor of the charterer thereof in connection with the cost of moving the Delta Queen to Chattanooga and the fees payable in the event of the Company’s termination of the charter; (ix) Liens in favor of credit card companies or credit card processing companies to collateralize obligations with respect to Unearned Customer Deposits, including any future Lien on the Columbia Queen, whether such Unearned Customer Deposits are received prior to or after the date hereof; (x) Liens on the assets of the Company or any Restricted Subsidiary to secure any Refinancing, in whole or in part, of the Securities; provided, however, that any such Lien will be limited to all or part of the same assets that secured the Securities (together with improvements and accessions to such assets) and the aggregate principal amount of Debt that is secured by such Lien will not be increased to an amount greater than the principal amount of the Securities so refinanced; (xi) judgment Liens not giving rise to a Default or Event of Default so long as such Lien is adequately bonded, if required, and any appropriate legal proceedings that may have been initiated for the review of such judgment, decree or order have been finally terminated or the period within which such proceedings may be initiated has not expired; (xii) Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of letters of credit, banker’s acceptances and other similar instruments issued or credited for the account of such Person to facilitate the purchase, shipment or storage of such inventory or goods; (xiii) Liens securing obligations of the Company under Hedging Obligations permitted to be Incurred under this Indenture; (xiv) Liens securing reimbursement obligations with respect to commercial letters of credit, bankers acceptances and other similar instruments that encumber cash, documents and other assets relating to such instruments and proceeds thereof; (xv) Liens on assets leased to the Company or a Restricted Subsidiary if such lease is properly classified as an operating lease in accordance with GAAP; (xvi) Liens arising under consignment or similar arrangements for the sale of goods in the ordinary course of business; (xvii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; (xviii) Liens in favor of the Company or a Restricted

Subsidiary; (xix) Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the Company or any Restricted Subsidiary in a transaction permitted by this Indenture, provided that such Liens were not incurred in contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or the Restricted Subsidiary; (xx) Liens on property existing at the time of acquisition of the property by the Company or any Restricted Subsidiary in a transaction permitted by this Indenture, provided that such Liens were not incurred in contemplation of such acquisition and do not extend to any assets other than the property so acquired; (xxi) any interest or title of a lessor under any Capital Lease Obligation permitted by this Indenture; (xxii) leases or subleases granted to others and Liens arising from Uniform Commercial Code financing statements regarding leases; (xxiii) Liens under licensing agreements; (xxiv) Liens on Unearned Customer Deposits (a) in favor of credit card companies or credit card processing companies pursuant to agreements therewith consistent with industry practice and (b) in favor of customers and Liens over cash or assets posted to collateralize obligations with respect to Unearned Customer Deposits; (xxv) Liens for general average and salvage, including contract salvage; and (xxvi) other Liens incurred in the ordinary course of business of the Company or its Restricted Subsidiaries with respect to obligations that do not exceed $250,000 at any one time outstanding.
     “Permitted Refinancing Debt” means Debt or Disqualified Stock of the Company or any of its Restricted Subsidiaries used, or the net proceeds of which are used, solely to Refinance any Permitted Debt, including any Debt or Disqualified Stock Incurred to pay premiums, fees or expenses in connection therewith; provided, however, that such Permitted Refinancing Debt: (1) has a Weighted Average Life To Maturity at the time such Permitted Refinancing Debt is Incurred which is not less than the remaining Weighted Average Life To Maturity of the Debt or Disqualified Stock being Refinanced; (2) has a Stated Maturity which is not earlier than the Stated Maturity of the Debt being Refinanced; and (3) is Incurred in an aggregate amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the aggregate amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Debt or Disqualified Stock being Refinanced plus premiums, fees and expenses Incurred in connection with such Refinancing.
     “Person” means any individual, corporation, partnership, limited liability company, joint venture, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.
     “Physical Securities” means permanent certificated Securities in registered form.
     “PIK Securities” mean Securities which are issued to Holders of Securities (or, with respect to Global Securities, increases in the principal amount thereof) as payment of interest on the Securities in lieu of cash.
     “Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

     “Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.
     “Purchase Amount” has the meaning specified in the definition of Offer to Purchase.
     “Purchase Date” has the meaning specified in the definition of Offer to Purchase.
     “Purchase Price” has the meaning specified in the definition of Offer to Purchase.
     “Redemption Date”, when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.
     “Redemption Price”, when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.
     “Refinance” means, in respect of any Debt, to refinance, redeem, retire, prepay, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Debt, in exchange or replacement for, such Debt. “Refinanced” and “Refinancing” will have correlative meanings.
     “Related Person” of any Person means, without limitation, any other Person owning (a) 10% or more of the outstanding Common Stock of such Person or (b) 10% or more of the Voting Stock of such Person.
     “Released Collateral” has the meaning specified in Section 1406.
     “Restricted Payments” has the meaning specified in Section 1010.
     “Restricted Subsidiary” means any Subsidiary of the Company, whether existing on or after the date of this Indenture, other than an Unrestricted Subsidiary.
     “Sale and Leaseback Transaction” of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 270 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The Stated Maturity of such arrangement will be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty. “Sale and Leaseback Transaction” shall not include any transaction between the Company and one or more Wholly Owned Restricted Subsidiaries or between or among Wholly Owned Restricted Subsidiaries.
     “Securities” means the securities designated in the first paragraph of the Recitals.

     “Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor entity thereto.
     “Security Agreement” means the Pledge and Security Agreement, dated as of the date hereof, by and among the Company, the Subsidiary Guarantors and the Trustee, in its capacity as collateral agent thereunder.
     “Security Documents” means, collectively, the Security Agreement, the Mortgages and any and all other security agreements, mortgages, deeds of trust, pledges, collateral assignments or other instruments evidencing or creating any security interest in favor of the Trustee in all or any portion of the Collateral, in each case as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.
     “Security Register” and “Security Registrar” have the respective meanings specified in Section 305.
     “Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act of 1933, as amended, as such Regulation is in effect on the date hereof .
     “Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.
     “Stated Maturity” means, with respect to any installment of interest or principal on the Securities or any other Debt, the date on which the payment of interest or principal was scheduled to be paid in the original documentation governing the Securities or such other Debt, and will not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.
     “Subordinated Debt” means all obligations of the type referred to in clauses (i) through (vi) and clause (viii) of the definition of Debt, if the instrument creating or evidencing the same or pursuant to which the same is outstanding or another instrument designates such obligations as being subordinated or junior in right of payment to the Securities or the Subsidiary Guarantees.
     “Subsidiary” of any Person means (i) a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof or (ii) any other Person (other than a corporation) in which such Person, or one or more other Subsidiaries of such Person or such Person and one or more other Subsidiaries thereof, directly or indirectly, has at least a majority ownership and power to direct the policies, management and affairs thereof.
     “Subsidiary Guarantees” means the unconditional Guarantees by the respective Subsidiary Guarantors of the due and punctual payment of principal and interest on the Securities when and as the same will become due and payable and in the coin or currency in which the same are payable, whether at Stated Maturity, by declaration of acceleration, call for redemption, purchase or otherwise.

     “Subsidiary Guarantor” means each current and future Subsidiary of the Company, including without limitation Ambassadors Cruise Group, LLC, MQ Boat, LLC, DQ Boat, LLC, Contessa Boat, LLC, CQ Boat, LLC, Ambassadors International Cruise Group (USA), LLC, American West Steamboat Company LLC, QW Boat Company LLC, Ambassadors International Marshall Islands, LLC, Ambassadors International Cruise Group, LLC, Ambassadors International Investments, LLC, Windstar Sail Cruises Limited, Wind Star Limited, Wind Spirit Limited, and Degrees Limited, but excluding Cypress Reinsurance, Ltd., Ambassadors, LLC, AQ Boat, LLC and EN Boat, LLC and any future Unrestricted Subsidiary.
     “Trade Payables” means, with respect to any Person, any accounts payable or any indebtedness or monetary obligations to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.
     “Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter Trustee shall mean such successor Trustee.
     “Trust Indenture Act” means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.
     “Unearned Customer Deposits” means amounts paid to the Company or any Restricted Subsidiary representing unsailed booking amounts.
     “Unrestricted Subsidiary” means (1) any Subsidiary of the Company formed after the date of this Indenture designated as an “Unrestricted Subsidiary” by the Board of Directors where (a) neither the Company nor any of its other Subsidiaries (other than any Unrestricted Subsidiary) (i) provides credit support for, or any Guarantee of, any Debt of such Subsidiary (including any undertaking, agreement or instrument evidencing such Debt) or (ii) is directly or indirectly liable for any Debt of such Subsidiary or any Subsidiary of such Subsidiary, and (b) no default with respect to any Debt of such Subsidiary or any Subsidiary of such Subsidiary (including any right which the holders thereof may have to take enforcement action against such Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Debt of the Company or its other Subsidiaries (other than another Unrestricted Subsidiary) to declare a default on such other Debt or cause the payment of such other Debt of the Company or its other Subsidiaries to be accelerated or payable prior to its final scheduled maturity and (2) any Subsidiary of an Unrestricted Subsidiary formed after the date of this Indenture.
     “Vice President”, when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title “vice president”.

     “Voting Stock” of any Person means Capital Stock of such Person which is at the time entitled to vote for the election of directors (or Persons performing similar functions) of such Person.
     “Weighted Average Life To Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing: (1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between that date and the making of the payment; by (2) the then outstanding principal amount of the Debt.
     “Wholly Owned Restricted Subsidiary” of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other equity interests of which (other than directors’ qualifying or similar shares and other than shares issued pursuant to an Incentive Arrangement) will at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person or by such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.
     “Working Capital Facility” means a loan agreement or similar credit facility to be entered into between the Company and one or more financial institutions party thereto, providing for any of revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case as the same may be amended, supplemented, replaced, refinanced, renewed, extended or restated from time to time, provided that the total amount which may be borrowed pursuant to the Working Capital Facility and any such amendment, supplement, replacement, refinancing, renewal, extension or restatement is limited to an amount not in excess of $10 million (including any sublimits for letters of credit).
     “WCF Administrative Agent” means, with respect to the Working Capital Facility, the Person designated to act as administrative and/or collateral agent on behalf of the lenders or secured parties from time to time under the terms of the Working Capital Facility, or, if there is no such agent designated, each of the lenders or secured parties thereunder.
     Section 102. Compliance Certificates and Opinions.
     Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the applicable provisions of the Trust Indenture Act or this Indenture. Each such certificate or opinion shall be given in the form of an Officer’s Certificate, if to be given by an Officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture and shall be reasonably acceptable in form and substance to the Trustee.
     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include

     (a) a statement that each Person signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;
     (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;
     (c) a statement that, in the opinion of each such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and
     (d) a statement as to whether, in the opinion of each such Person, such condition or covenant has been complied with.
     Section 103. Form of Documents Delivered to Trustee.
     In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.
     Any certificate of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company or a certificate of a public official, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.
     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.
     Section 104. Acts of Holders: Record Date.
     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. The Trustee shall promptly deliver to the Company copies of all such instruments delivered to the Trustee. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.
     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.
     (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action. With regard to any record date, the Holders of Outstanding Securities on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote upon, the relevant action, whether or not such Holders remain Holders after such record date.
     (d) The ownership of Securities shall be proved by the Security Register.
     (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.
     Section 105. Notices, Etc., to Trustee, Company, and Subsidiary Guarantors.
     Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:
     (a) the Trustee by any Holder or by the Company or any Subsidiary Guarantor shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office at Wilmington Trust FSB, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1615, Facsimile: (302) 636-4145, Attention: Corporate Capital Markets, or
     (b) the Company or any Subsidiary Guarantor by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or faxed, in the case of the Company, to it, as applicable, at the address of its principal office specified in the first paragraph of this instrument or at fax number (206) 340-0975 or at any other address or fax number previously furnished in writing to the Trustee by the Company, and, in the case of any Subsidiary Guarantor, to it, as applicable, at the address of the Company’s principal office specified in the first paragraph of this instrument or at the fax number of the Company specified above in this Section 105(b) or at any other address or fax number previously furnished in writing to the Trustee by such Subsidiary Guarantor; and, in each case, (i) specifying the attention of the Chief Financial Officer of the Company, and (ii) with a copy to: O’Melveny & Myers LLP, 1999 Avenue of the Stars, 7th Floor, Los Angeles, CA 90067, Attention: David J. Johnson, Jr. and John-Paul Motley, fax number: (310) 246-6779.
     Section 106. Notice to Holders; Waiver.
     Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.
     In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.
     Section 107. Conflict with Trust Indenture Act.
     If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.
     Section 108. Effect of Headings and Table of Contents.
     The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

     Section 109. Successors and Assigns.
     All covenants and agreements in this Indenture by the Company or any Subsidiary Guarantor shall bind its respective successors and assigns, whether so expressed or not, except as otherwise provided in Section 1304.
     Section 110. Severability Clause.
     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
     Section 111. Benefits of Indenture.
     Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.
     Section 112. Governing Law.
     This Indenture, the Securities and the Subsidiary Guarantees endorsed thereon shall be governed by and construed in accordance with the laws of the State of New York (other than principles of conflicts of law to the extent that application of the laws of a jurisdiction other than the State of New York would be required thereby).
     Section 113. Legal Holidays.
     In any case when any Interest Payment Date, Redemption Date, Purchase Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Purchase Date, or at the Stated Maturity, provided that, to the extent such payment is so made on such next succeeding Business Day, no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Purchase Date or Stated Maturity, as the case may be.
     Section 114. No Adverse Interpretation of Other Agreements.
     This Indenture may not be used to interpret any other indenture or agreement of the Company or its Subsidiaries or of any other Person. Any such indenture or agreement may not be used to interpret this Indenture.
     Section 115. Counterpart Originals.
     The parties may sign any number of copies or counterparts of this Indenture. Each signed copy or counterpart will be an original, but all of them shall together represent the same agreement.

Article II
Security and Subsidiary Guarantee Forms
     Section 201. Forms Generally.
     The Securities, the Subsidiary Guarantees to be endorsed thereon and the Trustee’s certificates of authentication initially shall be issued as a Global Security or Global Securities in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or Subsidiary Guarantees, as the case may be.
     The definitive Securities and Subsidiary Guarantees to be endorsed thereon shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities or Subsidiary Guarantees, as the case may be, as evidenced by their execution of such Securities or Subsidiary Guarantees, as the case may be.
     Section 202. Form of Face of Security.
[THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. THIS SECURITY MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A SECURITY REGISTERED, AND NO TRANSFER OF THIS SECURITY IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY PERSON OTHER THAN SUCH DEPOSITORY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE HEREINAFTER REFERRED TO.
UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (INCLUDING ITS DIRECT AND INDIRECT PARTICIPANTS, “DTC”) TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL BECAUSE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]1

[1]	This legend will not appear on any Physical Security.

[THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.
THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY (I) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN CLAUSE (A) ABOVE. IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.]2
THIS SECURITY HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR U.S. FEDERAL INCOME TAX PURPOSES. FOR FURTHER INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY OF THIS SECURITY, THE HOLDER OF THIS SECURITY SHOULD CONTACT THE COMPANY, WHICH WILL PROMPTLY MAKE SUCH INFORMATION AVAILABLE.

[2]	This language will only appear on a Global Security with a restricted CUSIP number. Old Securities with CUSIP 023178 AB2 will be exchanged for Securities with CUSIP 023178 AD8.

AMBASSADORS INTERNATIONAL, INC.
10% SENIOR SECURED NOTE DUE 2012
GUARANTEED AS TO PAYMENT OF PRINCIPAL
AND INTEREST BY CERTAIN
SUBSIDIARIES OF AMBASSADORS INTERNATIONAL, INC.

No. $	CUSIP No.
     Ambassadors International, Inc., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to                      or registered assigns, the principal sum of                      Dollars [plus any increases in such principal amount in the form of payment in kind interest as described below (such increases to be recorded in the records of the Trustee and noted on Schedule I hereto)]3 on January 15, 2012 and to pay interest thereon from the date hereof set forth below or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on April 15 and October 15 of each year, commencing April 15, 2010, or if any such day is not a Business Day, on the next succeeding Business Day, at the rate of 10.00% per annum, until the principal hereof is paid or made available for payment, and (to the extent that the payment of such interest shall be legally enforceable) at the rate of 10.00% per annum on any overdue principal, if any, and on any overdue installment of interest until paid. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Interest Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Interest Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed in accordance with the terms of the Indenture, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.
     Interest on the Securities will be payable in kind in PIK Securities or, at the Company’s option, in cash, subject to 30 days’ prior written notice from the Company to the Trustee of each interest payment (or portion thereof) to be made in cash. PIK Securities will be issued in denominations of $100 and integral multiples of $100. The amount of PIK Securities issued will be rounded down to the nearest $100 with any fractional amount paid in cash. With respect to any Global Security, the issuance of any PIK Security shall be evidenced by an increase in the principal amount of such Global Security for the benefit of the accounts of participants specified by DTC (any such increase to be recorded in the records of the Trustee and noted on Schedule I hereto).

[3]	This language will not appear in any Physical Security.

     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in The Borough of Manhattan, The City of New York or Wilmington, Delaware, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of the principal of and interest on this Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, however, that any holder of at least $5.0 million in principal amount of Securities shall be entitled to request payment of principal of and interest on this Security by wire transfer to an account designated by such holder in a written notice to the Company.
     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.
     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.
     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.
Dated:

AMBASSADORS INTERNATIONAL, INC.
By:
Name:
Title:

     Section 203. Form of Reverse of Security.
     This Security is one of a duly authorized issue of Securities of the Company designated as its 10.00% Senior Secured Notes due 2012 (herein called the “Securities”), limited to $26,500,000 (plus (i) the principal amount of any PIK Securities issued in payment of Interest pursuant to the terms of the Indenture, (ii) the principal amount of any additional Securities issued from time to time in exchange for Old Securities, and (iii) the principal amount of any additional Securities issued pursuant to Section 1022 of the Indenture) issued and to be issued under an Indenture, dated as of November [ ], 2009 (herein called the “Indenture”), among the Company, the Subsidiary Guarantors named therein and Wilmington Trust FSB, as Trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Subsidiary Guarantors, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.
     The Securities are subject to redemption at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice by mail, at any time prior to Maturity, as a whole or in part, in the amounts of $100 or an integral multiple of $100 at a Redemption Price equal to 100% of the principal amount, together in the case of any such redemption with accrued interest to (but excluding) the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.
     The Securities do not have the benefit of any sinking fund obligations.
     In the event of redemption or purchase pursuant to an Offer to Purchase of this Security in part only, a new Security or Securities for the unredeemed or unpurchased portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.
     The Indenture provides that, subject to certain conditions, if (i) a Change of Control occurs, or (ii) certain Net Available Proceeds are available to the Company as a result of Asset Dispositions, the Company shall be required to make an Offer to Purchase for all or a specified portion of the Securities.
     As provided in the Indenture and subject to certain limitations therein set forth, the obligations of the Company under this Security are guaranteed pursuant to Subsidiary Guarantees endorsed hereon and as provided in the Indenture. Each Holder, by holding this Security, agrees to all of the terms and provisions of said Guarantees. The Indenture provides that a Subsidiary Guarantor shall be released from its Subsidiary Guarantee upon compliance with certain conditions.
     The Indenture contains provisions for defeasance at any time of (i) the entire indebtedness of this Security or (ii) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth therein.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Subsidiary Guarantors and the rights of the Holders of the Securities under the Indenture at any time by the Company, the Subsidiary Guarantors and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company or the Subsidiary Guarantors with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.
     The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act. The Securities are subject to all such terms, and Holders are referred to the Indenture and the Trust Indenture Act for a statement of such terms. To the extent any provisions of this Security conflict with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.
     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in The Borough of Manhattan, The City of New York or Wilmington, Delaware, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.
     The Securities and PIK Securities are issuable only in fully registered form without coupons in denominations of $100 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.
     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Prior to due presentment of this Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors, or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any such agent shall be affected by notice to the contrary.
     No director, officer, employee, incorporator, member, manager, partner or stockholder, past, present or future, of the Company, as such, will have any liability for any obligations of the

Company under the Securities or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.
     Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Securities and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notices of redemption, and reliance may be placed only on the other identification numbers placed thereon.
     Interest on this Security shall be computed on the basis of a 360-day year of twelve 30-day months.
     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.
     The Indenture and this Security shall be governed by and construed in accordance with the laws of the State of New York.
OPTION OF HOLDER TO ELECT PURCHASE
     If you want to elect to have this Security purchased in its entirety by the Company pursuant to Section 1015, 1016 or 1017 of the Indenture, check the box: ☐
     If you want to elect to have only a part of this Security purchased by the Company pursuant to Section 1015, 1016 or 1017 of the Indenture, state the

Amount: $

Dated:	Your Signature:

(Sign exactly as name appears on the other side of this Security)
     Signature Guarantee:                                          (Signature must be guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company.)

SCHEDULE I4
CHANGES IN PRINCIPAL AMOUNT

		Amount of	Total Principal
	Reason for Increase (or	Increase (or	Amount
	Decrease)	Decrease) in	of this Security	Signature of
Date	(i.e., issuance, repurchase,	Principal	Following	Authorized
of	transfer, exchange or	Amount of this	such Increase or	Officer of
Event	payment of in kind interest)	Security	Decrease	Trustee

     Section 204. Form of Trustee’s Certificate of Authentication.
     This is one of the Securities with the Subsidiary Guarantees endorsed thereon referred to in the within-mentioned Indenture.

WILMINGTON TRUST FSB, As Trustee
By:
Authorized Officer

     Section 205. Form of Guarantee.
GUARANTEE
     For value received, each of the Subsidiary Guarantors listed below hereby jointly and severally unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, according to the terms thereof and of the Indenture referred to therein. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made punctually when and as the same

[4]	This schedule should be included only if the Security is issued in global form.

shall become due and payable, whether at the Stated Maturity or by acceleration, call for redemption, purchase or otherwise, and as if such payment were made by the Company.
     Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or the Indenture, the absence of any action to enforce the same, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or of any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Bankruptcy Code, 11 U.S.C. §§ 101-1330, as amended (the “Bankruptcy Code”) of the application of Section 1111(b)(2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any variation or modification of such Security or of the Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Debt evidenced thereby and all demands whatsoever, and covenants that this Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee or release therefrom pursuant to the terms of the Indenture. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal or interest on such Security, whether at its Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in the Indenture, directly against each of the Subsidiary Guarantors to enforce this Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     No reference herein to the Indenture and no provision of this Subsidiary Guarantee or of the Indenture shall alter or impair the Subsidiary Guarantee of any Subsidiary Guarantor, which is absolute and unconditional, of the due and punctual payment of the principal and interest on the Security upon which this Subsidiary Guarantee is endorsed.
     Each Subsidiary Guarantor shall be subrogated to all rights of the Holder of this Security against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of this Security pursuant to the provisions of this Subsidiary Guarantee or the Indenture; provided, however, that such Subsidiary Guarantor shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest on this Security and all other Securities issued under the Indenture shall have been paid in full.
     This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference,” “fraudulent transfer,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     No director, officer, employee, incorporator, member, manager, partner or stockholder, past, present or future, of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Subsidiary Guarantors under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.
     The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.
     The Subsidiary Guarantors or any particular Subsidiary Guarantor shall be released from this Subsidiary Guarantee upon the terms and subject to certain conditions provided in the Indenture.
     By delivery of a Supplemental Indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of this Security with the same effect as if such Subsidiary Guarantor was named below. All terms used in this Subsidiary Guarantee which are defined in the Indenture referred to in the Security upon which this Subsidiary Guarantee is endorsed shall have the meanings assigned to them in such Indenture.
     This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Security upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture by manual signature.
     Reference is made to Article XIII of the Indenture for further provisions with respect to this Subsidiary Guarantee.

     THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     IN WITNESS WHEREOF, each of the Subsidiary Guarantors has caused this Subsidiary Guarantee to be duly executed.

AMBASSADORS CRUISE GROUP, LLC
MQ BOAT, LLC
DQ BOAT, LLC
CONTESSA BOAT, LLC
CQ BOAT, LLC
AMBASSADORS INTERNATIONAL CRUISE GROUP (USA), LLC
AMERICAN WEST STEAMBOAT COMPANY LLC
QW BOAT COMPANY LLC
AMBASSADORS INTERNATIONAL MARSHALL ISLANDS, LLC
AMBASSADORS INTERNATIONAL CRUISE GROUP, LLC
AMBASSADORS INTERNATIONAL INVESTMENTS, LLC
WINDSTAR SAIL CRUISES LIMITED
WIND STAR LIMITED
WIND SPIRIT LIMITED
DEGREES LIMITED

Each as Subsidiary Guarantor

By:
Name:
Title:

Article III
The Securities
     Section 301. Title and Terms.
     The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $26,500,000 (plus (i) the principal amount of any PIK Securities issued in payment of interest pursuant to the terms hereof, (ii) the principal amount of any additional Securities issued from time to time after the date hereof in exchange for Old Securities, and (iii) the principal amount of any additional Securities issued pursuant to Section 1022).
     The Securities shall be known and designated as the “10% Senior Secured Notes due 2012” of the Company. Their Stated Maturity shall be January 15, 2012, and each Security shall bear interest at the rate of 10.00% per annum, from the date such Security is first issued or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable semi-annually on April 15 and October 15, commencing April 15, 2010, until the principal thereof is paid or made available for payment.
     Interest on the Securities will be payable in kind in PIK Securities or, at the Company’s option, in cash, subject to 30 days’ prior written notice from the Company to the Trustee of each interest payment to be made in cash. PIK Securities will be issued in denominations of $100 and integral multiples of $100. The amount of PIK Securities issued will be rounded down to the nearest $100 with any fractional amount paid in cash. With respect to any Global Security, the issuance of any PIK Security shall be evidenced by an increase in the principal amount of such Global Security for the benefit of the accounts of participants specified by DTC (any such increase to be recorded in the records of the Trustee and noted on Schedule I to the applicable Global Security).
     The principal of and interest on the Securities shall be payable at the office or agency of the Company in The Borough of Manhattan, The City of New York or Wilmington, Delaware maintained for such purpose and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of the principal of and interest on the Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; and provided, further, however, that any holder of at least $5.0 million in principal amount of Securities shall be entitled to request payment of the principal of and interest on the Security by wire transfer.
     The Securities shall be redeemable as provided in Article XI.
     The Securities shall be subject to defeasance at the option of the Company as provided in Article XII.
     The Securities shall be Guaranteed by the Subsidiary Guarantors as provided in Article XIII.

     Section 302. Denominations.
     The Securities shall be issued only in fully registered form, without coupons, in denominations of $100 and any integral multiple thereof.
     Section 303. Execution, Authentication, Delivery and Dating.
     One of the Company’s Officers shall execute the Securities on behalf of the Company. The signature of such officer on the Securities may be manual or facsimile.
     If an Officer of the Company whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security shall nevertheless be valid.
     At any time and from time to time after the execution and delivery of this Indenture, the Company, having endorsed thereon the Subsidiary Guarantee executed under Section 1302 by the Subsidiary Guarantors, may deliver Securities executed by the Company to the Authenticating Agent for authentication, together with a Company Order for the authentication and delivery of such Securities with the Subsidiary Guarantee of the Subsidiary Guarantors endorsed thereon, accompanied by an Officers’ Certificate demonstrating that the issuance of such Securities is in compliance with the provisions of this Indenture, and the Authenticating Agent, in accordance with such Company Order, shall authenticate and deliver such Securities with the Subsidiary Guarantee of the Subsidiary Guarantors endorsed thereon as in this Indenture provided and not otherwise.
     Each Security shall be dated the date of its authentication.
     No Security or Subsidiary Guarantee endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security and Subsidiary Guarantee endorsed thereon have been duly authenticated and delivered hereunder.
     So long as the Securities are eligible for book-entry settlement with the Depository, or unless otherwise required by law, subject to Section 312, all of the Securities will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Securities shall be effected through the Depository in accordance with this Indenture and the applicable procedures of the Depository. Except as provided in Section 312, beneficial owners of a Global Security shall not be entitled to have certificates registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered Holders of such Global Security.
     Any Global Security shall represent such of the Outstanding Securities as shall be specified therein and shall provide that it shall represent the aggregate amount of Outstanding Securities from time to time endorsed thereon and that the aggregate amount of Outstanding Securities represented thereby may from time to time be increased or reduced to reflect issuances, repurchases, conversions, transfers or exchanges permitted hereby and any increases in the principal amount of the Securities evidencing PIK Securities. Any endorsement of a

Global Security to reflect the amount of any increase or decrease in the amount of Outstanding Securities represented thereby shall be made by the Trustee or the custodian for the Global Security, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Securities in accordance with this Indenture.
     Section 304. Temporary Securities.
     Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and having endorsed thereon the Subsidiary Guarantees substantially of the tenor of the definitive Subsidiary Guarantees in lieu of which they are issued duly executed by the Subsidiary Guarantors and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities and Subsidiary Guarantees may determine, as evidenced by their execution of such Securities and Subsidiary Guarantees.
     If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder.
     Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations and like tenor having endorsed thereon Subsidiary Guarantees executed by the Subsidiary Guarantors. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.
     Section 305. Registration, Registration of Transfer and Exchange.
     The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being herein sometimes collectively referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of the names and addresses of the Holders, and of the amount of principal and interest owed to such Holders from time to time, and of transfers of Securities. The Trustee is hereby appointed “Paying Agent” and “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company initially appoints DTC to act as Depository with respect to the Global Security. The Company initially appoints the Trustee to act as Securities Custodian with respect to the Global Security.
     Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and tenor, each such Security having endorsed thereon the Subsidiary Guarantee of the Subsidiary Guarantors.
     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, and tenor, and having the Subsidiary Guarantee endorsed thereon executed by each Subsidiary Guarantor, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.
     All Securities and the Subsidiary Guarantees endorsed thereon issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company and the respective Subsidiary Guarantors, evidencing the same debt and Subsidiary Guarantees, and entitled to the same benefits under this Indenture, as the Securities and the Subsidiary Guarantees endorsed thereon surrendered upon such registration of transfer or exchange.
     Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of, transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1108 or in accordance with any Offer to Purchase pursuant to Section 1015, 1016 or 1017 not involving any transfer.
     The Company shall not be required (i) to issue, authenticate, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.
     Section 306. Mutilated, Destroyed, Lost and Stolen Securities.
     If any mutilated Security is surrendered to the Trustee, the Company shall execute, the Subsidiary Guarantors shall execute the Subsidiary Guarantee endorsed thereon and the Trustee shall authenticate and deliver in exchange therefor, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.
     If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any Security and (ii) such security or indemnity as may be required by them to save each of them, each Subsidiary Guarantor and any agent of any of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon Company

Order the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, having endorsed thereon the Subsidiary Guarantees of the Subsidiary Guarantors and bearing a number not contemporaneously outstanding.
     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.
     Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.
     Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security, and the Subsidiary Guarantee endorsed thereon, shall constitute an original additional contractual obligation of the Company and the respective Subsidiary Guarantors, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.
     The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.
     Section 307. Payment of Interest; Interest Rights Preserved.
     Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered in the Security Register at the close of business on the Interest Record Date for such interest.
     Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Interest Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:
     (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money in immediately available funds in United States dollars equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall, with the consent of the Trustee, fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee of such Special Record Date and shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2). If the Company fails to set a Special Record Date or cause notice to Holders, the Trustee, in the name of and at the expense of the Company, may elect to carry out the foregoing provisions.
     (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.
     Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.
     Section 308. Persons Deemed Owners.
     Prior to due presentment of a Security for registration of transfer, the Company, the Subsidiary Guarantors, the Trustee and any agent of the Company, the Subsidiary Guarantors or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Subsidiary Guarantors, the Trustee nor any agent of the Company, the Subsidiary Guarantors or the Trustee shall be affected by notice to the contrary.
     Section 309. Cancellation.
     All Securities surrendered for payment, redemption, registration of transfer or exchange or any Offer to Purchase pursuant to Section 1015, 1016 or 1017 shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall pursuant to Company Order be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee pursuant to Company Order. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.
     Section 310. Computation of Interest.
     Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.
     Section 311. PIK Securities.
     If the Company pays interest payable on the Securities in the form of PIK Securities, the PIK Securities shall be issued in denominations of $100 principal amount and integral multiples thereof. The amount of PIK Securities issued will be rounded down to the nearest $100 with any fractional amount to be paid in cash.
     Section 312. Global Securities.
     Each Global Security authenticated under this Indenture shall be registered in the name of the Depository or a nominee thereof and delivered to the Depository or a nominee thereof or custodian for the Global Securities therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.
     Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depository or a nominee thereof unless:
     (1) the Depository (A) has notified the Company that it is unwilling or unable to continue as Depository for such Global Security or (B) has ceased to be a clearing agency registered under the Exchange Act, and in each case, a successor depository has not been appointed by the Company within 90 calendar days; or
     (2) upon request by or on behalf of the Depository in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Securities or this Indenture upon the occurrence and during the continuance of an Event of Default.
     Any Global Securities exchanged pursuant to clause (1) above shall be so exchanged in whole and not in part.
     Securities issued in exchange for a Global Security or any portion thereof pursuant to this Section 312 shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Securities or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depository shall designate and shall bear any legends required hereunder. Any Global Securities to be exchanged shall be surrendered by the Depository to the Trustee, as Security Registrar, provided that pending completion of the exchange of a Global Security, the Trustee acting as custodian for the Global Securities for the Depository or its nominee with respect to such Global Securities, shall reduce the principal amount thereof by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment and receipt of a Company Order, the Trustee shall authenticate and make available for delivery the Securities issuable on such exchange to or upon the written order of the Depository or an authorized representative thereof.
     In the event of the occurrence of any of the events specified in clause (1) above or upon any request described in clause (2) above, the Company will promptly make available to the Trustee a sufficient supply of Physical Securities in definitive, fully registered form.
     Neither any members of, or participants in, the Depository (“Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Securities registered in the name of the Depository or any nominee thereof, and the Depository or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Securities for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository or such nominee, as the case may be, or impair, as between the Depository, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Securities.
     At such time as all interests in a Global Security have been redeemed, repurchased, converted, cancelled or exchanged for Physical Securities, such Global Security shall, upon receipt thereof and receipt of a Company Order, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depository and the custodian for the Global Security. At any time prior to such cancellation, if any interest in a Global Security is redeemed, repurchased, converted, cancelled or exchanged for Physical Securities, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depository and the custodian for the Global Security, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the custodian for the Global Security, at the direction of the Trustee, to reflect such reduction.
Article IV
Satisfaction and Discharge
     Section 401. Satisfaction and Discharge of Indenture.
     (a) This Indenture will be discharged and will cease to be of further effect as to all Securities and Subsidiary Guarantees issued thereunder (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, upon receipt of a Company Order and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

     (1) either:
          (A) all Securities that have been authenticated, except (i) lost, stolen or destroyed Securities that have been replaced or paid as provided in Section 306 and (ii) Securities for whose payment money has been deposited in trust and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003, have been delivered to the Trustee for cancellation; or
          (B) all Securities that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year and the Company or any Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Securities not delivered to the Trustee for cancellation for principal and accrued interest to Maturity or the Redemption Date;
     (2) No default or Event of Default (other than a default or Event of Default resulting from the borrowing of funds to be applied to such deposit) has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other material instrument to which the Company or any Subsidiary Guarantor is a party or by which the Company or any Subsidiary Guarantor is bound;
     (3) the Company or any Subsidiary Guarantor has paid or caused to be paid all sums payable by it under this Indenture; and
     (4) the Company has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Securities at Maturity or the Redemption Date, as the case may be.
     In addition, as a condition to the satisfaction and discharge pursuant to this Section 401, the Company shall deliver to the Trustee an Officer’s Certificate and an Opinion of Counsel, stating that all conditions precedent herein provided to such satisfaction and discharge have been satisfied.
     (b) With respect to the satisfaction and discharge of this Indenture pursuant to this Article IV, to the extent that any Collateral remains in the possession or under the control of the Trustee, the Trustee shall transfer such Collateral to, or at the direction of the Company, and discontinue performing the duties set forth in this Indenture.
     (c) Notwithstanding the foregoing provisions of this Section 401, the rights, powers, and immunities of the Trustee hereunder, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614, if money shall have been deposited with the Trustee pursuant to subclause (B) of clause (1) of this Section 401, the obligations of the Trustee under Section 402 and the last paragraph of Section

1003 and the obligations of the Trustee under Section 1405 shall survive any satisfaction and discharge of this Indenture.
     Section 402. Application of Trust Money.
     Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee.
     Section 403. Indemnity for Government Obligations.
     The Company shall pay and shall indemnify the Trustee against any tax imposed on or assessed against non-callable Government Securities deposited pursuant to Section 401 or the interest and principal received in respect of such non-callable Government Securities other than any such tax which by law is payable by or on behalf of Holders; it being understood that the Trustee shall bear no responsibility for any such tax which by law is payable by or on behalf of Holders. The Company shall pay and shall indemnify the Trustee against any administrative fee related to the deposit of non-callable Government Securities pursuant to Section 401.
Article V
Remedies
     Section 501. Events of Default.
     “Event of Default,” wherever used herein, means any one of the following events:
     (1) failure to pay all or any part of the principal of any Security at its Maturity; or
     (2) failure to pay any interest upon any Security when it becomes due and payable, and continuance of such failure for a period of 30 days; or
     (3) failure to purchase Securities when required to be purchased pursuant to an Offer to Purchase made pursuant to Section 1013, Section 1015, Section 1016 or Section 1017 in accordance with the terms of such Section; or
     (4) failure to perform or comply with Section 801 or Section 1017 of this Indenture; or
     (5) failure to perform any other covenant or agreement of the Company in this Indenture or any of the Security Documents and continuance of such failure for a period of 30 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such failure and requiring it to be remedied and stating that such notice is a “Notice of Default;” or

     (6) failure to pay when due and payable at maturity, after any applicable grace period, or upon acceleration, the principal of any Debt of the Company or any Restricted Subsidiary (other than Debt owing to the Company or a Restricted Subsidiary and Debt under the Working Capital Facility) with a principal amount then outstanding, individually or in the aggregate, in excess of $5 million, whether such Debt now exists or shall hereafter be created, unless such failure has been cured or waived (and, in the case of a waiver, such waiver is then in effect); or
     (7) the occurrence of any event of default under a Working Capital Facility (after giving effect to any applicable grace period with respect thereto), unless such event of default has been cured or waived (and, in the case of a waiver, such waiver is then in effect); or
     (8) the rendering of a final judgment or judgments (not subject to appeal) against the Company or any of its Restricted Subsidiaries in an amount in excess of $5 million by a court or courts of competent jurisdiction, which judgments remain undischarged or unstayed for a period of 60 days after the date on which the right to appeal all such judgments has expired; or
     (9) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any such Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any such Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any such Significant Subsidiary or of any substantial part of the property of the Company or any such Significant Subsidiary, or ordering the winding up of the affairs or liquidation of the Company or any such Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or
     (10) the commencement by the Company or any Significant Subsidiary of the Company of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other voluntary case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by the Company or any such Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary of the Company in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary of the Company, or the filing by the Company or any such Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State law, or the consent by the Company or any such Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company or any Significant Subsidiary of the Company or of any substantial part of the property of the Company or any Significant Subsidiary of the Company, or the making by the Company or any Significant Subsidiary of the Company of an assignment for the benefit of creditors, or the admission by the Company or any such Significant Subsidiary in writing of its inability to pay its debts generally as they become due; or
     (11) except as permitted by this Indenture and the Securities, the cessation of effectiveness of any Subsidiary Guarantee as against any Subsidiary Guarantor, or the finding by any judicial proceeding that any such Subsidiary Guarantee is, as to any Subsidiary Guarantor, unenforceable or invalid or the written denial or disaffirmation by any Subsidiary Guarantor of its Obligations under its Subsidiary Guarantee.
     Section 502. Acceleration of Maturity; Rescission and Annulment.
     If an Event of Default (other than an Event of Default specified in Section 501(9) or (10)) occurs and is continuing, then, in every such case, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities may accelerate the maturity of all Securities in a notice in writing to the Company, or to the Company and to the Trustee if given by Holders, and upon any such declaration such principal and any accrued interest shall become immediately due and payable; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the Holders of a majority in aggregate principal amount of Outstanding Securities may, by written notice to the Company and the Trustee, rescind and annul such acceleration and its consequences if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in this Indenture. If an Event of Default specified in Section 501(9) or (10) occurs, the principal of and any accrued interest on the Securities then Outstanding shall automatically become immediately due and payable without any declaration or other Act on the part of the Trustee or any Holder.
     In the event of a declaration of acceleration of the Securities because an Event of Default has occurred and is continuing as a result of the acceleration of any Debt described in clause (6) of Section 501, the declaration of acceleration of the Securities shall be automatically annulled if (a) the holders of any Debt described in clause (6) of Section 501 have rescinded or waived the declaration of acceleration in respect of such Debt, (b) the Debt that is the basis of such Event of Default has been discharged or (c) the default that is the basis of such Event of Default has been cured, in each case within 30 days of the date of the declaration, provided that:
     (1) the annulment of the acceleration of the Securities would not conflict with any judgment or decree of a court of competent jurisdiction; and
     (2) all existing Events of Default, except non-payment of principal or interest on the Securities that became due solely because of the acceleration of the Securities, have been cured or waived as provided in Section 513.
     No such rescission shall affect any subsequent default or impair any right consequent thereon.
     Section 503. Collection of Indebtedness and Suits for Enforcement by Trustee.
     The Company covenants that if:

     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or
     (2) default is made in the payment of the principal of any Security at the Maturity thereof or, with respect to any Security required to have been purchased pursuant to an Offer to Purchase made by the Company, at the Purchase Date thereof, the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest, and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and on any overdue interest, at the rate provided by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.
     If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any Subsidiary Guarantor and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any Subsidiary Guarantor, wherever situated.
     If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.
     Section 504. Trustee May File Proofs of Claim.
     In case of any judicial proceeding relative to the Company or any Subsidiary Guarantor, or the property of the Company or its creditors or of any Subsidiary Guarantor or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.
     No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     Section 505. Trustee May Enforce Claims Without Possession of Securities.
     All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
     Section 506. Application of Money Collected.
     Any money or other property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other property on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:
     FIRST: To the payment of all amounts due the Trustee under Section 607; and
     SECOND: To the payment of the amounts then due and unpaid for principal of and interest on the Securities in respect of which or for the benefit of which such money or other property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest, respectively; and
     THIRD: to the Company, the Subsidiary Guarantors or such other Person as may be entitled thereto under applicable law, the remainder, if any, each as their respective interests may appear.
     The Trustee may, but shall not be obligated to, fix a record date and payment date for any payment to the Holders under this Section 506.
     Section 507. Limitation on Suits.
     No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:
     (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;
     (2) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;
     (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

     (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and
     (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;
it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.
     Section 508. Unconditional Right of Holders to Receive Principal and Interest.
     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Sections 307 and 1001) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, on the Redemption Date, or in the case of an Offer to Purchase made by the Company and validly accepted by the Holder of such Security, on the Purchase Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.
     Section 509. Restoration of Rights and Remedies.
     If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Subsidiary Guarantors, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.
     Section 510. Rights and Remedies Cumulative.
     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
     Section 511. Delay or Omission Not Waiver.
     No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.
     Section 512. Control by Holders.
     The Holders of a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that
     (1) such direction shall not be in conflict with any rule of law or with this Indenture, and
     (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction;
provided, further, that subject to the provisions of this Indenture relating to the duties of the Trustee in case an Event of Default will occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under this Indenture at the request or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of the Trustee, the Holders of a majority in aggregate principal amount of the Outstanding Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.
     Section 513. Waiver of Past Defaults.
     The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default in the payment of the principal of or interest on any Security (including any Security which is required to have been purchased pursuant to an Offer to Purchase which has been made by the Company and validly accepted by the Holder of such Security).
     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.
     Section 514. Undertaking for Costs.
     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or any Subsidiary Guarantor or in any suit instituted by any Holder for the enforcement of the payment of the principal of or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of redemption, on or after the Redemption Date or, in the case of an Offer to Purchase made by the Company and required to be accepted as to such Security, on or after the Purchase Date).
     Section 515. Waiver of Stay or Extension Laws.
     Each of the Company and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and each of the Company and the Subsidiary Guarantors (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.
     Section 516. No Personal Liability of Directors, Officers, Employees or Stockholders.
     Notwithstanding any other provision of this Indenture, no director, officer, employee, incorporator, member, manager, partner or stockholder, past, present or future, of the Company or any Subsidiary Guarantor, as such, will have any liability for any obligations of the Company or the Subsidiary Guarantors under the Securities, this Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation.
     Each Holder of Securities by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.
Article VI
The Trustee
     Section 601. Certain Duties and Responsibilities.
     The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.
     Section 602. Notice of Defaults.
     If a default or Event of Default occurs and is continuing as to which the Trustee has received notice pursuant to the provisions of this Indenture, the Trustee shall mail to each holder of Securities a notice of such default or Event of Default within 90 days after it occurs unless such default or Event of Default has been cured or waived; provided, however, that in the case of any default of the character specified in Section 501(5), no such notice to Holders shall be given until at least 30 days after the Company is given a Notice of Default pursuant to such Section. Except in the case of a default or Event of Default in payment of any amounts due with respect to any Securities, the Trustee may withhold the notice, and shall be protected in withholding the notice, if and so long as it in good faith determines that withholding the notice is in the best interests of the holders of the Securities. For the purpose of this Section, the term “default” means any event which is, or after notice or lapse of time or both would become, an Event of Default.
     Section 603. Certain Rights of Trustee.
     Subject to the provisions of Section 601:
     (a) the Trustee may rely and shall be protected in acting or refraining from acting in reliance upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
     (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;
     (c) the Trustee may, before the Trustee acts or refrains from acting at the request of the Company, request that the Company deliver an Officer’s Certificate or an Opinion of Counsel, or both; and the Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel;
     (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;
     (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;
     (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine during normal business hours and, if no Event of Default has occurred and is continuing, upon prior notice to the Company or such Subsidiary Guarantor the books, records and premises of the Company or any Subsidiary Guarantor, personally or by agent or attorney;

     (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and
     (h) the Trustee shall have no duty or obligation to monitor, determine or inquire as to compliance with any restrictions on transfer that may be imposed under this Indenture with respect to the Securities pursuant to the terms thereof established or under applicable law, other than to require delivery of such certificates, documentation or other evidence as are expressly required by, and to do so if and when expressly required by, this Indenture or the terms of such Securities. The Trustee shall have no responsibility for any actions taken or not taken by the Depositary.
     Section 604. Not Responsible for Recitals or Issuance of Securities.
     The recitals contained herein and in the Securities and the Subsidiary Guarantees endorsed thereon, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company or the Subsidiary Guarantors, as the case may be, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities or of the Subsidiary Guarantees. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof. The Trustee shall have no duty to ascertain or inquire as to the performance of the Company’s covenants under Article X hereof or otherwise established by the terms of the Securities.
     Section 605. May Hold Securities.
     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company or any Subsidiary Guarantor, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company or any Subsidiary Guarantor with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.
     Section 606. Money Held in Trust.
     Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company or any Subsidiary Guarantor, as the case may be.
     Section 607. Compensation and Reimbursement.
     (a) The Company shall pay to the Trustee from time to time reasonable compensation for its services hereunder, as agreed from time to time between the Company and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. Except as otherwise expressly provided in subparagraph (c) below, the Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it in accordance with any provision of this Indenture (including costs of collection, in addition to the compensation for its services). Such expenses shall include the reasonable compensation, expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts.
     (b) The Company and each Subsidiary Guarantor shall jointly and severally indemnify and hold harmless the Trustee against any and all loss, liability, claim, damage or expense (including reasonable attorneys’ fees and expenses) incurred by or in connection with the acceptance or administration of this trust and its duties hereunder (each, a “Claim”), including the costs and expenses of enforcing this Indenture or any of the Security Documents against the Company or a Subsidiary Guarantor (including this Section 607) and defending itself against or investigating any claim (whether asserted by any Holder or any other Person) in connection with the acceptance or administration of this trust and its duties hereunder. The obligation to pay such amounts shall survive the payment in full or defeasance of the Securities or the removal or resignation of the Trustee. The Trustee shall notify the Company of any Claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Company shall not relieve the Company or any Subsidiary Guarantor of its indemnity obligations hereunder except to the extent the Company or such Subsidiary Guarantor is materially prejudiced by such failure to so notify and neither the Company nor any Subsidiary Guarantor shall have any obligation hereunder to take any action with respect to any matter as to which it has received no notice. The Company may, at its election, defend any such claim and the Trustee shall provide reasonable cooperation at the Company’s expense in the defense. The Trustee may have separate counsel with respect to the defense of any such claim and the Company and the Subsidiary Guarantors, as applicable, shall pay the reasonable fees and expenses of such counsel; provided, however, that the Company shall not be required to pay such fees and expenses if it assumes the Trustee’s defense and, in the Trustee’s reasonable judgment, there is no conflict of interest between the Company and the Subsidiary Guarantors, as applicable, and the Trustee in connection with such defense. Neither the Company nor any Subsidiary Guarantor need pay for any settlement made without its consent, which consent will not be unreasonably withheld.
     (c) Notwithstanding the foregoing, neither the Company nor any Subsidiary Guarantor shall be under any obligation to reimburse any expense or indemnify against any Claim arising from an indemnified party’s own willful misconduct, negligence or bad faith.
     Section 608. Disqualification; Conflicting Interests.
     If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.
     Section 609. Corporate Trustee Required; Eligibility.
     There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $25,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.
     Section 610. Resignation and Removal; Appointment of Successor.
     (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.
     (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
     (d) If at any time (i) the Trustee shall fail to comply with Section 608 (or resolve such conflict pursuant to Section 608 within a reasonable amount of time) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or (ii) the Trustee shall cease to be eligible under Section 609, or (iii) the Trustee shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or (iv) the Trustee shall become incapable of acting, then, in any such case, (1) the Company by a Board Resolution may remove the Trustee, or (2) any Holder of a Security may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.
     (e) If the Trustee shall resign or be removed, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation or removal, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder of a Security may, on behalf of such Holder and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.
     (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

     Section 611. Acceptance of Appointment by Successor.
     Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company, each Subsidiary Guarantor and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company, any Subsidiary Guarantor or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee. The retiring Trustee shall duly and promptly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company and the Subsidiary Guarantors shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.
     No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.
     Section 612. Merger, Conversion, Consolidation or Succession to Business.
     Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.
     Section 613. Preferential Collection of Claims Against Company.
     If and when the Trustee shall be or become a creditor of the Company, the Subsidiary Guarantors or any other obligor upon the Securities, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company, the Subsidiary Guarantors or any such other obligor.
     Section 614. Appointment of Authenticating Agent.
     The Trustee shall act as the initial Authenticating Agent. Thereafter, the Trustee may appoint an Authenticating Agent or Agents, reasonably acceptable to the Company, which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $25,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.
     Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.
     An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and the Subsidiary Guarantors and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.
     The Trustee agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section, and the Trustee shall be entitled to be reimbursed for such payments, subject to the provisions of Section 607.
     If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

     This is one of the Securities with the Subsidiary Guarantees endorsed thereon described in the within-mentioned Indenture.

WILMINGTON TRUST FSB As Trustee
By:
As Authenticating Agent

By:
As Authorized Officer

Article VII
Holders’ Lists and Reports by Trustee and Company
     Section 701. Company to Furnish Trustee Names and Addresses of Holders.
     The Company will furnish or cause to be furnished to the Trustee
     (a) semi-annually, not more than 5 days after each Interest Record Date, a copy of the Security Register, as of such Interest Record Date, and
     (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a copy of the Security Register, as of a date not more than 15 days prior to the time such copy is furnished, except that the Company shall have no obligation hereunder whenever the Trustee or one of its Affiliates is acting as Security Registrar.
     Section 702. Preservation of Information; Communications to Holders.
     (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.
     (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities and the corresponding rights and duties of the Trustee, shall be provided by the Trust Indenture Act.
     (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company, the Subsidiary Guarantors and the Trustee that neither the Company, the Subsidiary Guarantors nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to the names and addresses of Holders made pursuant to the Trust Indenture Act.
     Section 703. Reports by Trustee.
     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.
     (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission, with the Company and with the Subsidiary Guarantors. The Company will notify the Trustee when the Securities are listed on any stock exchange.

     Section 704. Reports by Company and the Subsidiary Guarantors.
     The Company and each of the Subsidiary Guarantors shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act.
Article VIII
Merger, Consolidation, Etc.
Section 801. Mergers, Consolidations and Certain Sales and Purchases of Assets by the Company.
     The Company (a) shall not consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company; (b) shall not, directly or indirectly, in a single transaction or through a series of related transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to any Person or group of affiliated Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or transactions if such transaction or transactions, in the aggregate, would result in a sale, assignment, transfer, lease or disposal of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a consolidated basis to any other Person or group of affiliated Persons; (c) shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, acquire Capital Stock or other ownership interests of any other Person with a value in excess of $250,000 such that such Person becomes a Subsidiary of the Company; and (d) shall not, and shall not permit any Restricted Subsidiary of the Company to, directly or indirectly, purchase or otherwise acquire (including by way of merger or consolidation) (i) all or substantially all of the property and assets of any Person as an entirety or (ii) any existing business (whether existing as a separate entity, subsidiary, division, unit or otherwise) of any Person, in each case with a value in excess of $250,000, unless:
     (1) in the case of a transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of all or substantially all of its assets to any Person, the successor entity to the Company (for purposes of this Article VIII, a “Successor Company”) is organized under the laws of the United States or any State thereof or the District of Columbia and expressly assumes, by a supplemental indenture hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the Company’s obligations under the Securities, the Security Documents and this Indenture;
     (2) immediately after giving effect to such transaction and treating any Debt that becomes an obligation of the Company or a Restricted Subsidiary of the Company, as a result of such transaction, as having been Incurred by the Company or such Restricted Subsidiary at the time of such transaction, no Event of Default or event that, with the passing of time or the giving of notice, or both, would become an Event of Default, has occurred and is continuing;
     (3) immediately after giving effect to such transaction, the Consolidated Net Worth of the Company and its Restricted Subsidiaries or, if applicable, the Successor Company, is equal to or greater than the Consolidated Net Worth of the Company and its Restricted Subsidiaries immediately prior to such transaction;
     (4) if, as a result of any such transaction, property or assets of the Company or any of its Restricted Subsidiaries would become subject to a Lien which would not otherwise be permitted by Section 1010, the Company or, if applicable, the Successor Company, will take such steps as may be necessary to effectively secure the Securities equally and ratably with (or in priority to) any Debt secured by such Lien, in which case, such Lien shall be a “Permitted Lien” for purposes of this Indenture; and
     (5) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with the provisions of this Section 801 and that all conditions precedent herein provided for relating to such transaction have been satisfied;
provided, however, that nothing in this Section 801 will prohibit (i) any sale, purchase, assignment, transfer, conveyance or other disposition or acquisition of assets or Capital Stock between or among the Company and any of its Wholly Owned Restricted Subsidiaries, (ii) any Wholly Owned Restricted Subsidiary of the Company from consolidating with, merging into or transferring all or part of its assets to the Company or any other Wholly Owned Restricted Subsidiary of the Company, or (iii) the Company from merging with an Affiliate of the Company incorporated solely for the purpose of reincorporating the Company in another state to realize tax or other benefits, so long as such Affiliate has no assets or liabilities (other than those relating to its formation).
     Section 802. Mergers, Consolidations and Certain Sales of Assets by Subsidiary Guarantors.
     Except in (a) a transaction under Section 801 or (b) a transaction constituting an Asset Disposition, each Subsidiary Guarantor shall not, and the Company shall not permit any Subsidiary Guarantor to, (i) consolidate with or merge into any other Person, or permit any other Person to consolidate with or merge into such Subsidiary Guarantor (other than, in any such case, the Company or another Subsidiary Guarantor) or (ii) directly or indirectly, in a single transaction or through a series of related transactions, transfer, convey, sell, lease or otherwise dispose of all or substantially all of its assets to any Person or group of affiliated Persons (other than, in any such case, the Company or another Subsidiary Guarantor) as an entirety unless, in any such transaction:
     (1) in the case of a transaction in which such Subsidiary Guarantor shall not survive or in which such Subsidiary Guarantor transfers, conveys, sells, leases or otherwise disposes of all or substantially all of its assets as an entirety, the successor entity to such Subsidiary Guarantor (for purposes of this Article VIII, a “Successor Subsidiary Guarantor”), if not the Company or another Subsidiary Guarantor, shall expressly assume by an indenture supplemental hereto executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee and this Indenture and the performance of every covenant of this Indenture on the part of such Subsidiary Guarantor to be performed or observed; and

     (2) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such transaction complies with the provisions of this Section 802 and that all conditions precedent herein provided for relating to such transaction have been satisfied.
     Section 803. Successor Substituted.
     (a) Upon any consolidation or combination of the Company or a Restricted Subsidiary with, or merger of the Company or a Restricted Subsidiary into, any other Person or any transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 801, in which the Company or a Restricted Subsidiary, as the case may be, is not the surviving corporation, the Successor Company or the successor Restricted Subsidiary, as the case may be, shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, the Security Documents and the Securities with the same effect as if such Successor Company or successor Restricted Subsidiary, as the case may be, had been named as the Company or a Restricted Subsidiary herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, the Security Documents and the Securities.
     (b) Upon any consolidation or combination of a Subsidiary Guarantor with, or merger of such Subsidiary Guarantor into, any other Person or any transfer or other disposition of all or substantially all of the assets of such Subsidiary Guarantor in accordance with Section 802, in which such Subsidiary Guarantor is not the surviving corporation, except in a transaction constituting an Asset Disposition, the Successor Subsidiary Guarantor shall succeed to, and be substituted for, and may exercise every right and power of, such Subsidiary Guarantor under this Indenture with the same effect as if such Successor Subsidiary Guarantor had been named as a Subsidiary Guarantor herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture, its Subsidiary Guarantee, the Security Documents and the Securities.
Article IX
Amendment, Supplement, Modification and Waiver
     Section 901. Without Consent of Holders of Securities.
     Notwithstanding Section 902 of this Indenture, without the consent of any Holder of the Securities, the Company, the Subsidiary Guarantors and the Trustee may amend, supplement or modify this Indenture, the Securities or any Subsidiary Guarantee:
     (1) to cure any ambiguity, defect or inconsistency;
     (2) to provide for uncertificated Securities in addition to or in place of certificated Securities;
     (3) to provide for the assumption of the Company’s obligations to Holders of Securities in the case of a merger or consolidation or sale of all or substantially all of the Company’s assets permitted by this Indenture;

     (4) to make any change that would provide any additional rights or benefits to the Holders of the Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;
     (5) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;
     (6) to conform the text of this Indenture, the Securities or the Subsidiary Guarantees or to any provision in the section of the Exchange Offer Documentation entitled “Description of New Notes” to the extent that such provision in such section was intended to be a verbatim recitation of a provision of this Indenture, the Securities or the Subsidiary Guarantees;
     (7) to evidence and provide for the acceptance and appointment under this Indenture of a successor trustee hereunder pursuant to the requirements hereof;
     (8) to secure the Securities or to add a Subsidiary Guarantor under this Indenture; or
     (9) to allow any future Subsidiary Guarantor to execute a supplemental indenture and/or a Subsidiary Guarantee in order to become a Subsidiary Guarantor with respect to the Securities.
     Section 902. With Consent of Holders of Securities.
     Except as provided below in this Section 902, the Company and the Trustee may amend, supplement or modify this Indenture, the Subsidiary Guarantees, the Securities or the Security Documents with the consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding voting as a single class (including, without limitation, consents obtained in connection with a purchase of or a tender offer or exchange offer for the Securities); provided, however, that no such amendment, supplement or modification may, without the consent of the Holder of each Outstanding Security affected thereby,
     (1) change the Stated Maturity of the principal of, or any installment of interest on, any Security,
     (2) reduce the principal amount of, or interest on, any Security,
     (3) change the place or currency of payment of principal of or interest on, any Security,
     (4) impair the right to institute suit for the enforcement of any payment on or with respect to any Security,
     (5) reduce the percentage of the aggregate principal amount of outstanding Securities whose Holders must consent to an amendment, supplement or modification of this Indenture, the Subsidiary Guarantees, the Securities or the Security Documents;

     (6) reduce the percentage of the aggregate principal amount of outstanding Securities necessary for waiver of compliance with any provision of this Indenture or for waiver of any Event of Default;
     (7) modify any provision of this Indenture relating to the modification and amendment of this Indenture or the waiver of past defaults or covenants, except as otherwise specified herein, or
     (8) following the mailing of any Offer to Purchase, modify any Offer to Purchase for the Securities under Section 1013, Section 1015, Section 1016 or Section 1017 in a manner materially adverse to the Holders.
     Notwithstanding the foregoing, any amendment, supplement or modification of this Indenture, the Subsidiary Guarantees, the Securities or the Security Documents in connection with a release of a Subsidiary Guarantor in accordance with Section 1304(d), or a release of a material portion of the Collateral from the Lien and security interest in such Collateral in accordance with Section 1405(b), shall require the consent of at least 95% in principal amount of the Outstanding Securities.
     It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.
     Section 903. Trustee to Sign Amendments, etc.
     The Trustee will sign any amended or supplemental indenture or other amendment authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company shall not sign any supplemental indenture or other amendment or modification hereof until approved by the Board of Directors by adoption of a Board Resolution. In executing, or accepting the additional trusts created by, any supplemental indenture or other amendment or modification hereof permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, (i) an Officer’s Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture or other amendment is authorized or permitted by this Indenture (and, with respect to such Opinion of Counsel, that such amended or supplemental indenture or other amendment is a valid and binding obligation of the Company, enforceable against it in accordance with its terms (subject to customary exceptions, assumptions and qualifications)), (ii) a certified copy of the Board Resolution authorizing the execution of such amended or supplemental indenture or other amendment and (iii) if such amended or supplemental indenture is executed pursuant to Section 902, evidence reasonably satisfactory to the Trustee of the consent of Holders required to consent thereto. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

     Section 904. Effect of Supplemental Indentures.
     Upon the execution of any supplemental indenture or other amendment or modification hereof under this Article IX, (i) this Indenture shall be modified in accordance therewith and such supplemental indenture or amendment or modification shall form a part of this Indenture for all purposes, (ii) every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby, and (iii) the Company shall mail to every Holder a notice briefly describing such supplemental indenture or amendment or modification; provided, however, that the failure to give such notice to every Holder, or any defect therein, will not impair or affect the validity of any such supplemental indenture or other amendment or modification.
     Section 905. Conformity with Trust Indenture Act.
     Every supplemental indenture or other amendment or modification hereof executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act.
     Section 906. Notation on or Exchange of Securities.
     The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Security thereafter authenticated. The Company in exchange for all Securities may issue and the Trustee shall, upon receipt of a Company Order, authenticate new Securities that reflect the amendment, supplement or waiver.
     Failure to make the appropriate notation or issue a new Security will not affect the validity and effect of such amendment, supplement or waiver.
Article X
Covenants
     Section 1001. Payment of Principal and Interest.
     The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.
     Principal and any interest paid in cash will be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on such due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal and interest then due.
     Interest paid in the form of PIK Securities (other than increases in the principal amount of any Global Security which shall be paid automatically) shall be considered paid on the date due if, at least two (2) Business Days prior thereto, the Company executes and delivers to the Authentication Agent for authentication, in accordance with Section 303, the Physical Securities to be paid on such Interest Payment Date.

     Notwithstanding anything in this Indenture to the contrary, the Company or any other Person making a payment to a Holder with respect to the Securities shall be entitled to deduct and withhold from such payment such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the “Code”) or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority, such withheld amounts shall be treated for all purposes under this Indenture as having been paid to the Holder in respect of which such deduction and withholding was made. Except as expressly set forth herein, the Company shall not be obligated to pay any additional amounts to the Holders or beneficial owners of the Securities as a result of any withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges imposed in connection with any payments in respect of the Securities.
     Section 1002. Maintenance of Office or Agency.
     The Company will maintain in the Borough of Manhattan, The City of New York or Wilmington, Delaware, an office or agency where Securities may be presented or surrendered for payment (which may be an office of the Trustee or an Affiliate of the Trustee or Security Registrar) where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company or any Subsidiary Guarantor in respect of the Securities, any Subsidiary Guarantee endorsed thereon and this Indenture may be served. The Company and the Subsidiary Guarantors will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company or any Subsidiary Guarantor shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company and each Subsidiary Guarantor hereby appoint the Trustee as its agent to receive all such presentations, surrenders, notices and demands, such office shall initially be at Wilmington Trust FSB, c/o Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, DE 19890-1615, Facsimile: (302) 636-4145, Attention: Corporate Capital Markets.
     The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, The City of New York or Wilmington, Delaware) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York or Wilmington, Delaware, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.
     Section 1003. Money for Security Payments to be Held in Trust.
     If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

     Whenever the Company shall have one or more Paying Agents, it will, prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.
     The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:
     (1) hold all sums held by it for the payment of the principal of or interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;
     (2) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and
     (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.
     The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.
     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in The City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.
     Section 1004. Existence.
     Subject to Article VIII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or other existence of each Subsidiary Guarantor; and the rights (charter and statutory) and franchises of the Company and each Subsidiary Guarantor; provided, however, that the Company shall not be required to preserve any such right or franchise, or the corporate, partnership or other existence of any of its Subsidiary Guarantors, if the Board of Directors in good faith shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and the Subsidiary Guarantors, taken as a whole, and that the loss thereof is not disadvantageous in any material respect to the Holders, or such action as is otherwise permitted by this Indenture.
     Section 1005. Maintenance of Collateral and Properties.
     The Company will cause all material Collateral used in the conduct of the business of the Company and its Restricted Subsidiaries to be maintained and kept in good working order and condition, ordinary wear and tear and depreciation excepted, or, if such Collateral is damaged or destroyed, the Company shall cause the repair or replacement of such Collateral, all as in the judgment of the Company may be necessary for the proper conduct of the business of the Company and its Restricted Subsidiaries.
     Section 1006. Payment of Taxes and Other Claims.
     The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (1) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Restricted Subsidiaries or upon the income, profits or property of the Company or any of its Restricted Subsidiaries, and (2) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Restricted Subsidiaries; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.
     Section 1007. Maintenance of Insurance.
     The Company shall, and shall cause each of its Restricted Subsidiaries to, keep at all times all of its material Collateral which is of an insurable nature insured against loss or damage with insurers believed by the Company to be responsible in amounts that the Company deems reasonably adequate.
     Section 1008. Limitations on Incurrence of Consolidated Debt and Issuance of Capital Stock .
     The Company will not, nor will it permit any Restricted Subsidiary to, Incur any Debt. The Company may not at any time issue (i) any Preferred Stock that requires that dividends be paid or distributions be made in respect of such Preferred Stock or to the holders thereof (other than dividends or distributions payable solely (x) in shares of Capital Stock (other than Disqualified Stock) or (y) in options, warrants or other rights to acquire Capital Stock (other than Disqualified Stock)) or (ii) any Disqualified Stock.
     Notwithstanding the foregoing limitations, the Company may, and may permit any Restricted Subsidiary to, Incur the following Debt and Disqualified Stock (“Permitted Debt”) so long as no Default or Event of Default exists or would exist after giving effect thereto:

     (1) Debt under any Working Capital Facility in an aggregate principal amount at any one time outstanding not to exceed $10 million, provided that, upon establishment of such Working Capital Facility, the WCF Administrative Agent and the Trustee shall enter into an Intercreditor Agreement;
     (2) other unsecured Debt of the Company in an aggregate principal amount at any one time outstanding not to exceed $5 million;
     (3) Debt owed by the Company or any Restricted Subsidiary of the Company to the Company or any Restricted Subsidiary of the Company (so long as such Debt either is held by the Company, a Subsidiary Guarantor or a Wholly Owned Restricted Subsidiary of the Company or, in the case of Debt represented by an Intra-Company Note, is payable to the Company and pledged to secure the Securities); provided, however, that upon either (x) the transfer or other disposition by such Subsidiary Guarantor or such Restricted Subsidiary of any such Debt to a Person other than the Company or another Subsidiary Guarantor or Wholly Owned Restricted Subsidiary of the Company or (y) the issuance, sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of such Wholly Owned Restricted Subsidiary to a Person other than the Company, a Subsidiary Guarantor or another such Wholly Owned Restricted Subsidiary, the provisions of this clause (3) will no longer be applicable to such Debt and such Debt will be deemed to have been Incurred at the time of such transfer or other disposition;
     (4) Permitted Refinancing Debt;
     (5) obligations in respect of industrial revenue bonds, pollution control bonds or other similar tax-exempt instruments financing facilities or operations of the Company or any of its Restricted Subsidiaries;
     (6) Hedging Obligations;
     (7) any PIK Securities;
     (8) Debt of the Company and Restricted Subsidiaries that exists as of the date of this Indenture and is disclosed on Schedule C, including, without limitation, Debt represented by the Securities and the related Subsidiary Guarantees to be issued on the date hereof and any Outstanding Old Securities not tendered in the Exchange Offer;
     (9) additional Securities issued in exchange for Old Securities (provided Section 1022 is complied with) or issued to Holders of Securities pursuant to the terms of Section 1022;
     (10) Debt incurred by the Company or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit, bankers acceptances and similar instruments issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers’ compensation claims or self-insurance, or other Debt with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit, bankers acceptances and similar instruments or the incurrence of such other Debt, such obligations are reimbursed within 30 days following such drawing or incurrence;

     (11) obligations in respect of performance and surety bonds and completion guarantees provided by the Company or any of its Restricted Subsidiaries in the ordinary course of business;
     (12) the incurrence by the Company or any Restricted Subsidiary of Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five business days after notice thereof;
     (13) agreements of the Company or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar customary obligations, in each case incurred or assumed in connection with the acquisition or disposition of any business or assets permitted by this Indenture; and
     (14) Debt Incurred for the purpose of financing insurance premiums payable by the Company or any Restricted Subsidiary in the ordinary course of business.
     For purposes of determining compliance with this Section 1008, in the event that an item of proposed Debt meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (14) above, the Company will be permitted to classify such item of Debt on the date of its incurrence, in any manner that complies with this Section 1008. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Subordinated Debt in the form of additional Debt with the same terms and the reclassification of Preferred Stock as Debt due to a change in accounting principles will not be deemed to be an incurrence of Debt or an issuance of Disqualified Stock or Preferred Stock for purposes of this Section 1008.
     Section 1009. Anti-Layering Covenant.
     The Company will not, and will not permit any Restricted Subsidiary to Incur any Debt (including Debt otherwise permitted under Section 1008) that is contractually subordinated in right of payment to any other Debt of the Company or such Restricted Subsidiary unless such Debt is also contractually subordinated in right of payment to the Securities on substantially similar terms.
     Section 1010. Limitation on Restricted Payments.
     The Company (i) will not, directly or indirectly, declare or pay any dividend, or make any distribution, in respect of any class of its Capital Stock or to the holders thereof, but excluding any dividends or distributions payable solely (a) in shares of its Capital Stock (other than Disqualified Stock) or (b) in options, warrants or other rights to acquire its Capital Stock (other than Disqualified Stock), (ii) will not, and will not permit any Restricted Subsidiary to, directly or indirectly, purchase, redeem, or otherwise acquire or retire for value any Capital Stock of the Company or any Affiliate of the Company (other than a Subsidiary Guarantor or Restricted Subsidiary of the Company) or any options, warrants or rights to purchase or acquire shares of Capital Stock of the Company or any Affiliate of the Company (other than a Subsidiary Guarantor or Restricted Subsidiary of the Company), (iii) will not make, or permit any Restricted Subsidiary to make, any Investment in, or payment on a Subsidiary Guarantee of any obligation of, any Affiliate or any Related Person of the Company, other than the Company or a Restricted

Subsidiary of the Company which is a Subsidiary Guarantor or a Wholly Owned Restricted Subsidiary prior to such Investment, and (iv) will not, and will not permit any Restricted Subsidiary to, redeem, defease, repurchase, retire, prepay or otherwise acquire or retire for value prior to any scheduled maturity, repayment or sinking fund payment, any Subordinated Debt of the Company (each of clauses (i) through (iv) being a “Restricted Payment”).
     Notwithstanding the foregoing:
     (1) the Restricted Subsidiaries may pay cash dividends to the Company in the amounts and at the times of any payment by the Company in respect of taxes, provided that (x) the amount of cash dividends paid pursuant to this clause to enable the Company to pay federal and state income taxes at any time does not exceed the lesser of (A) the amount of such federal and state income taxes owing by the Company at such time for the respective period and (B) the amount of such federal and state income taxes that would be owing by the Company and its Subsidiaries on a consolidated basis for such period if determined without regard to the Company’s ownership of the Subsidiaries and (y) any refunds will promptly be returned by the Company to the Restricted Subsidiaries; and
     (2) the Restricted Subsidiaries may pay cash dividends to the Company in the amounts and at the times of any payment by the Company in respect of interest on the Securities or the Old Securities.
     The provisions of this Section 1010 will not prohibit:
     (a) the Refinancing of any Subordinated Debt of the Company with Permitted Refinancing Debt that has payment in kind interest;
     (b) any repurchase or other acquisition of Capital Stock of the Company or any Restricted Subsidiary deemed to occur upon the exercise of options, warrants or other convertible or exchangeable securities convertible into or exchangeable for the Company’s or such Restricted Subsidiaries’ Capital Stock;
     (c) cash payments in lieu of the issuance of fractional shares in connection with the exercise of options, warrants or other convertible or exchangeable securities convertible into or exchangeable for the Company’s or such Restricted Subsidiaries’ Capital Stock; or
     (d) other Restricted Payments since the date of this Indenture that do not exceed the amount of $100,000 in the aggregate.
Section 1011. Limitations Concerning Distributions and Transfers By Restricted Subsidiaries.
     The Company will not, and will not permit any of its Restricted Subsidiaries to, allow to exist any consensual encumbrance or restriction on the ability of any such Restricted Subsidiary (i) to pay, directly or indirectly, dividends or make any other distributions in respect of its Capital Stock or pay any Debt or other obligation owed to the Company or any other of its Restricted Subsidiaries; (ii) to make loans or advances to the Company or any of its Restricted Subsidiaries; or (iii) to transfer any of its property or assets to the Company.

     Notwithstanding the foregoing limitations, the Company may permit a Restricted Subsidiary to allow to exist any such encumbrance or restriction: (a) restricting the assignment of any contract or lease, or the subletting of any lease, of the Company or any Restricted Subsidiary; (b) pursuant to an agreement entered into for the sale or disposition of the stock, business, assets or properties of the Company or a Restricted Subsidiary; (c) pursuant to the terms of purchase money obligations, but only to the extent such purchase money obligations restrict or prohibit the transfer of the property so acquired; (d) pursuant to the terms of agreements as in effect on the date of this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or Refinancings of those agreements; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or Refinancings are not materially more restrictive, taken as a whole, with respect to such encumbrances or restrictions, than those contained in those agreements as in effect on the date of this Indenture; (e) pursuant to the terms of this Indenture, the Securities, the Subsidiary Guarantees and the Security Documents, (f) pursuant to the terms of any permitted Working Capital Facility; (g) pursuant to applicable law, rule, regulation or order; (h) pursuant to the terms of any instrument of a Person acquired by the Company or any of its Restricted Subsidiaries in a transaction permitted by this Indenture, as such instrument is in effect at the time of such acquisition (except to the extent such Debt or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; (i) pursuant to Liens securing Debt or other obligations otherwise permitted to be incurred under the provisions of Section 1012 so long as such encumbrances and restrictions relate only to the assets subject to such Liens; (j) pursuant to restrictions on cash or other deposits or net worth imposed by credit card companies or credit card processing companies, customers under contracts or net worth provisions contained in leases and other agreements entered into in the ordinary course of business; (k) pursuant to any Capitalized Lease Obligations permitted under this Indenture so long as such encumbrances and restrictions relate only to the assets subject to such Capitalized Lease Obligations; and (l) pursuant to customary provisions in licenses and other similar agreements entered into in the ordinary course of business.
     Section 1012. Limitations on Liens.
     The Company will not, and will not permit any Restricted Subsidiary of the Company to, Incur any Lien (other than Permitted Liens) on property or assets now owned or hereafter acquired to secure any Debt.
     Section 1013. Limitation on Sale and Leaseback Transactions.
     The Company will not, and will not permit any Restricted Subsidiary of the Company to, enter into any Sale and Leaseback Transaction unless (i) the Company or such Restricted Subsidiary would be entitled to Incur a Lien to secure Debt by reason of the provisions described under Section 1012, equal in amount to the Attributable Value of the Sale and Leaseback Transaction, or (ii) the Sale and Leaseback Transaction is treated as an Asset Disposition and all of the conditions described under Section 1015 are satisfied with respect to such Sale and Leaseback Transaction, treating all of the consideration received in such Sale and Leaseback Transaction as Net Available Proceeds for purposes of Section 1015.

     Section 1014. Limitation on Transactions with Affiliates.
     The Company will not, and will not permit any Restricted Subsidiary of the Company to, directly or indirectly, enter into any transaction not in the ordinary course of business that involves an amount in excess of $1 million with any Affiliate of the Company (other than the Company or a Restricted Subsidiary of the Company), unless the Board of Directors determines in its reasonable good faith judgment, evidenced by a resolution of the Board of Directors filed with the Trustee, that (i) such transaction is in the best interests of the Company or such Restricted Subsidiary; and (ii) such transaction is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm’s-length transaction with an entity that is not an Affiliate of the Company; provided, however, in the case of such a transaction that involves an amount in excess of $10 million, such resolution of the Board of Directors is accompanied by a fairness opinion from a nationally known investment banking or valuation firm.
     Notwithstanding the foregoing, this Section 1014 will not apply to (i) transactions between the Company and any of its Restricted Subsidiaries or between its Restricted Subsidiaries, (ii) any payments or transactions permitted pursuant to Section 1010, (iii) the payment of reasonable annual compensation and reasonable and customary fees to directors or executive officers of the Company or any of its Restricted Subsidiaries and any employment, consulting, indemnification or similar agreement or other compensation arrangement entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business, (iv) any Incentive Arrangements involving directors or executive officers and any grants of awards under any such Incentive Arrangements, (v) tax sharing agreements, or payments pursuant thereto, between the Company or one or more Subsidiaries, on the one hand, and any other Person with which the Company or such Subsidiaries are required or permitted to file a consolidated tax return or with which the Company or such Subsidiaries are part of a consolidated group for tax purposes to be used by such Person to pay taxes, on the other hand; (vi) sales of Capital Stock (other than Disqualified Stock) of the Company to Affiliates of the Company; and (vii) transactions under any contract or agreement of the Company or any Restricted Subsidiary in effect on the date of this Indenture, in each case, as the same may be amended, modified or replaced from time to time, so long as any such amendment, modification or replacement is not materially less favorable to the Company and its Restricted Subsidiaries than the contract or agreement as in effect on the date hereof.
     Section 1015. Limitation on Certain Asset Dispositions.
     (a) The Company will not, and will not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless (i) the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value of the shares or assets (or interest therein) disposed of (as determined by the Board of Directors in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee); and (ii) not less than 75% of the consideration for such disposition consists of cash, readily marketable cash equivalents and/or the assumption by the transferee of Debt of the Company or any Restricted Subsidiary and the release of the Company and any Restricted Subsidiary from all liability on the Debt assumed by the transferee (provided that this clause (ii) shall not apply in the case of disposition of obsolete, damaged or worn-out equipment or other assets no longer used or useful in the business of the Company or any of its Restricted Subsidiaries); and (iii) the Company or such Restricted Subsidiary applies the Net Available Proceeds of such Asset Disposition, to the extent any Working Capital Facility does not require that such Net Available Proceeds be used to reduce the outstanding balance under such Working Capital Facility, so that whenever Asset Dispositions result in the receipt of at least $2 million in the aggregate in Net Available Proceeds not required to be used to reduce the outstanding balance under the Working Capital Facility (a) at least 75% of such Net Available Proceeds shall be used within 30 days of the receipt of such Net Available Proceeds to make an Offer to Purchase the Securities at 100% of the principal amount thereof (plus accrued interest to the date of purchase) and (b) any balance of such Net Available Proceeds shall be used within 120 days of the receipt of such proceeds to make capital expenditures in assets that are, or will become, Collateral for the Securities or otherwise used in the business of the Company and its Restricted Subsidiaries. Pending receipt of $2 million in aggregate Net Available Proceeds not required to be used to reduce the outstanding balance under the Working Capital Facility, at least 75% of such Net Available Proceeds shall be held in an account such that the Trustee has a security interest in such Net Available Proceeds pursuant to the Security Documents.
     (b) The Company will mail the Offer for an Offer to Purchase required pursuant to Section 1015(a) not more than 30 days after consummation of the disposition referred to in Section 1015(a). Each Holder shall be entitled to tender all or any portion of the Securities owned by such Holder pursuant to the Offer to Purchase, subject to the requirement that any portion of a Security tendered must be tendered in an integral multiple of $100 principal amount.
     (c) Not later than the date of the Offer with respect to an Offer to Purchase pursuant to this Section 1015, the Company shall deliver or furnish to the Trustee an Officer’s Certificate notifying the Trustee of the Company’s obligation to make an Offer to Purchase and its compliance with all requirements of sub-paragraph (a) required to be complied with as of such date.
     (d) The Company shall perform its obligations specified in the Offer for the Offer to Purchase. On or prior to the Purchase Date, the Company shall (i) accept for payment (on a pro rata basis, if necessary) Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the Securities or portions thereof so accepted. If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a Security is registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders who tender pursuant to the Offer to Purchase. The Paying Agent (or the Company, if so acting) shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall, pursuant to Company Order (which Company Order the Company shall give to the Trustee), promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof.

     (e) Notwithstanding the foregoing, this Section 1015 shall not apply to a transaction that is subject to and permitted under Section 801 or Section 1017.
Section 1016. Limitation on Issuances and Sale of Capital Stock of Restricted Subsidiaries.
     The Company will not, and will not permit any Restricted Subsidiary to, transfer, sell or otherwise dispose of any Capital Stock of any Restricted Subsidiary to any Person (other than to the Company, a Subsidiary Guarantor or a Wholly Owned Restricted Subsidiary of the Company) unless the Net Available Proceeds from such transfer, sale or other disposition with a value greater than $500,000 are applied in accordance with Section 1015 as if such sale or disposition were an Asset Disposition thereunder. The Company will not permit any Restricted Subsidiary to issue shares of its Capital Stock (other than directors’ qualifying or similar shares), or securities convertible into, or warrants, rights or options to subscribe for or purchase shares of, its Capital Stock to any Person (other than to the Company, a Subsidiary Guarantor or a Wholly Owned Restricted Subsidiary of the Company) unless the Net Available Proceeds from such subscription with a value greater than $500,000 are applied in accordance with Section 1015 as if such sale or disposition were an Asset Disposition thereunder. The foregoing provision will not be violated by the issuance or sale by a Wholly Owned Restricted Subsidiary of shares of its Capital Stock provided that upon consummation of any such issuance or sale, such Wholly Owned Restricted Subsidiary remains a Wholly Owned Restricted Subsidiary. The foregoing provisions will not apply to a transaction that is subject to and permitted under Section 801, Section 802 and Section 1017.
     Section 1017. Change of Control.
     (a) Within 30 days of the occurrence of a Change of Control, the Company will be required to commence an Offer to Purchase any and all outstanding Securities at a purchase price equal to 100% of their aggregate principal amount plus accrued and unpaid interest to the date of purchase except to the extent the Company has previously or concurrently elected to redeem all the Securities pursuant to Section 1101. A “Change of Control” will be deemed to have occurred either (i) at such time as any Person (other than a Permitted Holder), or any Persons acting together which would constitute a “group” (a “Group”) for purposes of Section 13(d)(3) of the Exchange Act (other than Permitted Holders), together with any Affiliates thereof, beneficially owns (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, more than 50% of the total voting power of all classes of Voting Stock of the Company, (ii) at such time as (x) the sale of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole to another Person (other than a Permitted Holder) shall have occurred or (y) a definitive agreement shall have been executed by the Company and/or its Subsidiaries providing for such a sale (in which event the Offer to Purchase may be made contingent upon consummation of such sale) or (iii) at such time as any Person or Group (other than Permitted Holders), together with any Affiliates thereof, succeeds in having a sufficient number of its nominees (other than nominees whose nominations were approved by a majority of the directors of the Company then in office) elected to the Board of Directors of the Company such that such nominees, when added to any existing directors remaining on the Board of Directors of the Company after such election who are Affiliates or Related Persons of such Person or Group, will constitute a majority of the Board of Directors of the Company. Neither the Board of Directors

of the Company nor the Trustee (except with the consent of the Holders of a majority in principal amount of the Securities as provided in this Indenture) may waive this Section 1017(a).
     (b) The Company and the Trustee shall perform their respective obligations specified in the Offer for the Offer to Purchase. Prior to the Purchase Date, the Company shall (i) accept for payment Securities or portions thereof validly tendered pursuant to the Offer, (ii) deposit with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) money sufficient to pay the purchase price of all Securities or portions thereof so accepted and (iii) deliver or cause to be delivered to the Trustee an Officer’s Certificate stating the Securities or portions thereof so accepted. The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Purchase Price, and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security or Securities equal in principal amount to any unpurchased portion of the Security surrendered as requested by the Holder. Any Security not accepted for payment shall be promptly mailed or delivered by the Company to the Holder thereof. If the Purchase Date is on or after an Interest Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a Security is registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders who tender pursuant to the Offer to Purchase. To the extent that the provisions of any securities laws or regulations conflict with this Section 1017, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 1017 by virtue thereof.
     (e) An Offer to Purchase may be made in advance of consummation of a Change of Control, and conditioned upon consummation of such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making the Offer to Purchase. The Company will not be required to make an Offer to Purchase upon a Change in Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Section 1017 and purchases all Securities properly tendered and not withdrawn under the Offer to Purchase.
     Section 1018. Limitation on Acquisitions.
     The Company will not, and will not permit its Restricted Subsidiaries to, make any acquisitions of assets (including stock or securities) outside the ordinary course of business in excess of $250,000 in the aggregate, unless the assets so acquired become Collateral for the Securities at the time of acquisition thereof or the assets cannot become Collateral because of a Permitted Lien on such assets.
     Section 1019. Limitation on Capital Expenditures.
     (a) The Company will not, and will not permit its Restricted Subsidiaries to, make or incur Capital Expenditures in any year indicated below, in an aggregate amount for the Company and all of its Restricted Subsidiaries in excess of the corresponding amount set forth below opposite such year under the column “Consolidated Capital Expenditures”:

Year	Consolidated Capital Expenditures
Date of issuance through December 31, 2009	a pro rata portion of an annualized amount of $5,000,000

Year ending December 31, 2010	$6,000,000

Year ending December 31, 2011	$4,000,000
     (b) Notwithstanding paragraph (a) of this Section 1019, during any year the amount of Capital Expenditures permitted for that year is not fully utilized, 100% of the unutilized amount (exclusive of any amounts carried over from the prior year) may be utilized in the immediately succeeding year.
     (c) Notwithstanding paragraphs (a) and (b) of this Section 1019, the above limitations shall not apply to Capital Expenditures incurred due to extraordinary (i.e., not ordinary wear and tear) damage to assets caused by storm, hurricane, typhoon, tidal wave, tsunami, shipwreck, fire or other accident, natural disaster or act of God or due to any act of war, terrorist act, act of piracy or similar event.
     Section 1020. Provision of Financial Information.
     So long as the Securities are Outstanding, the Company will either file with the Commission the annual reports, quarterly reports and other documents the Company is required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act or if the Company is not subject to Section 13(a) or 15(d) of the Exchange Act, the Company will post on a website available to Holders of Securities or provide to the Trustee for distribution to the Holders of Securities the annual and quarterly financial statements that it would be required to file pursuant to Regulation S-X Items 3-01 to 3-04 of the Securities Act with the Commission if the Company were subject to Section 13(a) or 15(d) of the Exchange Act.
     Section 1021. Minimum Cash Balance.
     At all times from and after the establishment of a Working Capital Facility, the Company will not permit the total amount of unrestricted cash and cash equivalents, determined in accordance with GAAP, held by the Company and its Restricted Subsidiaries to be less than $2,000,000.
Section 1022. Most Favored Nation Provision upon Future Tender Offer for, or Purchase of, Old Securities.
     The Company and its Subsidiaries will not voluntarily tender for, prepay, purchase, redeem or otherwise acquire any Old Securities after the date hereof unless (A) the consideration for such acquisition of Old Securities consists solely of shares of Common Stock and/or Securities and (B) the total value of such consideration per $1,000 principal amount of Old Securities (measured at the time of such acquisition of Old Securities) is not greater than the total value of the Securities and Common Stock received by Holders in the Exchange Offer per

$1,000 principal amount of Old Securities (measured at the time of such acquisition of remaining Old Securities), unless, concurrently with the consummation of such acquisition of Old Securities, the Company distributes to each holder of Securities issued pursuant to the Exchange Offer (or issued upon a registered transfer of Securities issued pursuant to the Exchange Offer) additional Securities and/or additional shares of Common Stock (in the same proportion as the consideration paid in connection with the Company’s acquisition of such Old Securities) having a total value (measured at the time of such distribution) equivalent to the difference between (1) the total value of the consideration such Holder would receive for its Old Securities if the Company acquired all such Old Securities from such Holder on the same terms as the Company’s acquisition of Old Securities (based on the principal amount of Old Securities that such Holder would hold assuming a rescission of the Exchange Offer immediately prior to such distribution) and (2) the sum of (x) the total value of the Securities and Common Stock that a holder owning the amount of Securities held by such holder at the time of such distribution would have received in the Exchange Offer (measured at the time of such distribution) and (y) the total value of any Securities and/or Common Stock previously distributed to such Holder pursuant to this Section 1022 (measured at the time of such distribution).
     Section 1023. Statement by Officers as to Default.
     (a) The Company and each Subsidiary Guarantor will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officer’s Certificate (the signer of which shall be the principal executive, financial or accounting officer), stating whether or not to the best knowledge of the signer thereof the Company or any Subsidiary Guarantor is in default in the performance and observance of any of the terms, provisions and conditions of Sections 801 or 802 or Sections 1004 to 1023, inclusive, as of the end of such fiscal year, and if the Company or the Subsidiary Guarantors, as the case may be, shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge. For purposes of this Section 1023, such compliance or default shall be determined without regard to any period of grace or requirement of notice provided under this Indenture.
     (b) The Company and each Subsidiary Guarantor shall deliver to the Trustee, as soon as possible and in any event within 10 days after the Company becomes aware of the occurrence of an Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or default, and the action which the Company proposes to take with respect thereto.
     (c) The Company shall deliver to the Trustee within 120 days after the end of each fiscal year a written statement by the Company’s independent public accountants stating that the Company is in compliance with the minimum cash balance covenant set forth in Section 1021 as of the end of such fiscal year; provided that such written statement from the Company’s independent public accountants shall not be required if the Company does not have established a Working Capital Facility at the end of such fiscal year.

     Section 1024. Waiver of Certain Covenants.
     The Company and the Subsidiary Guarantors may omit in any particular instance to comply with any covenant or condition set forth in Sections 801 and 802 and Sections 1004 to 1023, if before the time for such compliance the Holders of at least a majority in principal amount of the Outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the Subsidiary Guarantors and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect; provided, however, with respect to an Offer to Purchase as to which an Offer has been mailed, no such waiver may be made or shall be effective against any Holder tendering Securities pursuant to such Offer, and the Company may not omit to comply with the terms of such Offer as to such Holder.
Article XI
Redemption of Securities
     Section 1101. Right of Redemption.
     The Securities may be redeemed at the option of the Company, in whole or in part, upon not less than 30 nor more than 60 days’ notice by mail to each Holder of Securities to be redeemed at such Holder’s address appearing on the Security Register, in amounts of $100 or an integral multiple of $100, at 100% of the principal amount thereof plus interest accrued to but excluding the Redemption Date. If the Redemption Date is on or after an Interest Record Date and on or before the related Interest Payment Date, accrued and unpaid interest, if any, will be paid to the Holder in whose name a Security is registered at the close of business on such Interest Record Date, and no additional interest will be payable to Holders of Securities that are redeemed.
     Section 1102. Applicability of Article.
     Redemption of Securities at the election of the Company, as permitted by any provision of this Indenture, shall be made in accordance with such provision and this Article.
     Section 1103. Election to Redeem; Notice to Trustee.
     The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and provide the Trustee with a copy of the relevant Board Resolution.

     Section 1104. Selection by Trustee of Securities to Be Redeemed.
     If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not less than 30 days nor more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis, by lot or by such other method as the Trustee shall deem fair and appropriate (and in such manner as complies with applicable legal requirements and the requirements of the Depository, if applicable) and which may provide for the selection for redemption of portions (equal to $100 or any integral multiple thereof) of the principal amount of Securities of a denomination larger than $100.
     The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.
     For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
     Section 1105. Notice of Redemption.
     Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the securities or a satisfaction and discharge of this Indenture pursuant to Articles IV and XII of this Indenture.
     All notices of redemption shall state:
     (1) the Redemption Date,
     (2) the Redemption Price,
     (3) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,
     (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after said date, and
     (5) the place or places where such Securities are to be surrendered for payment of the Redemption Price.

     Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s request, by the Trustee in the name and at the expense of the Company.
     Section 1106. Deposit of Redemption Price.
     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money in same day funds in United States dollars sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) any applicable accrued interest on, all the Securities which are to be redeemed on that date. The Trustee or Paying Agent will promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the Redemption Price of, and accrued interest, if any, on all Securities to be redeemed.
     Section 1107. Securities Payable on Redemption Date.
     Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.
     If any Security called for redemption shall not be so paid upon surrender thereof for redemption in accordance with the terms of this Indenture, the unpaid principal shall, until paid, bear interest from the Redemption Date at the rate provided by the Security and in Section 1001 hereof.
     Section 1108. Securities Redeemed in Part.
     Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute and give a Company Order to the Trustee to authenticate, and the Trustee, pursuant to such Company Order, shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

Article XII
Defeasance and Covenant Defeasance
     Section 1201. Company’s Option to Effect Defeasance or Covenant Defeasance.
     The Company may at its option by Board Resolution, at any time, elect to have either Section 1202 or Section 1203 applied to the Outstanding Securities upon compliance with the conditions set forth below in this Article XII.
     Section 1202. Defeasance and Discharge.
     Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section, the Company and the Subsidiary Guarantors shall be deemed to have been discharged from their obligations with respect to the Outstanding Securities (including the Subsidiary Guarantees) on the date the conditions set forth in Section 1204 hereof are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and the Subsidiary Guarantors shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities (including the Subsidiary Guarantees) and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and pursuant to Company Order, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (A) the rights of Holders of such Securities to receive, solely from the trust fund described in Section 1204 and as more fully set forth in such Section, payments in respect of the principal of and each installment of interest on such Securities when such payments are due, (B) the Company’s obligations with respect to such Securities under Sections 304, 305, 306 and 1002 and to the Trustee under Section 607, (C) the rights, powers, and immunities of the Trustee hereunder, (D) the Trustee’s obligations under Sections 1003 and 1405 and (E) this Article XII. Subject to compliance with this Article XII, the Company may exercise its option under this Section 1202 notwithstanding the prior exercise of its option under Section 1203.
     Section 1203. Covenant Defeasance.
     Upon the Company’s exercise of the option provided in Section 1201 applicable to this Section 1203, (i) the Company and the Subsidiary Guarantors shall be released from each of their obligations under Sections 1005 through 1021, inclusive, and clauses (3) and (4) of Section 801, and (ii) the occurrence of an event specified in Sections 501(4) (with respect to clauses (3) or (4) of Section 801), 501(5) (with respect to any of Sections 1005 through 1021, inclusive), 501(6) and 501(7) shall not be deemed to be an Event of Default on and after the date the conditions set forth below are satisfied (hereinafter, “covenant defeasance”), and the Securities will thereafter be deemed not “Outstanding” for the purposes of any Act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities will not be deemed outstanding for accounting purposes). For this purpose, such covenant defeasance means that with respect to the Outstanding Securities and Subsidiary Guarantees, the Company and the Subsidiary Guarantors may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, Section, clause or Article, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant, Section, clause or Article or by reason of any reference in any such Section, clause or Article to any other provision herein or in any other document and such omission to comply will not constitute an Event of Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby.
     Section 1204. Conditions to Defeasance or Covenant Defeasance.
     The following shall be the conditions to application of either Section 1202 or Section 1203 to the then Outstanding Securities:
     (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article XII applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (A) money in an amount, or (B) non-callable Government Securities, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants reasonably acceptable to the Trustee (it being agreed for all purposes hereof that Moss Adams LLP is so reasonably acceptable) expressed in a written certification thereof in form and substance reasonably acceptable to the Trustee delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or other qualifying trustee) to pay and discharge, the principal of and each installment of interest on the Securities on the Stated Maturity of such principal or installment of interest in accordance with the terms of this Indenture and of such Securities or on the applicable Redemption Date, as the case may be, and the Company must specify whether the Securities are being defeased to the Stated Maturity or to a particular Redemption Date.
     (2) In the case of an election under Section 1202, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (y) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such defeasance had not occurred.
     (3) In the case of an election under Section 1203, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.
     (4) The Company shall have delivered to the Trustee an Officer’s Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

     (5) Such defeasance or covenant defeasance shall not cause the Trustee to have a conflicting interest as defined in Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.
     (6) No Event of Default or event which with notice or lapse of time or both would become an Event of Default shall have occurred and be continuing on the date of such deposit (other than an Event of Default resulting from the borrowing of funds to be applied to such deposit) or, insofar as subsections 501(8) and (9) are concerned, at any time during the period ending on the 121st day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).
     (7) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company is a party or by which it is bound.
     (8) The Company shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 1202 or the covenant defeasance under Section 1203 (as the case may be) have been complied with.
     (9) Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company as defined in the Investment Company Act of 1940, as amended, or such trust shall be qualified under such act or exempt from regulation thereunder.
     (10) The Company shall pay and shall indemnify the Trustee against any tax imposed on or assessed against non-callable Government Securities deposited pursuant to Section 1204 or the interest and principal received in respect of such non-callable Government Securities other than any such tax which by law is payable by or on behalf of Holders; it being understood that the Trustee shall bear no responsibility for any such tax which by law is payable by or on behalf of Holders.
Section 1205. Deposited Money and Non-Callable Government Securities to be Held in Trust; Other Miscellaneous Provisions.
     Subject to the provisions of the last paragraph of Section 1003 and Section 1207, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 1205, the “Trustee”) pursuant to Section 1204 in respect of the Outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of such Securities, of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.
     Anything in this Article XII to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or non-callable Government Securities held by it as provided in Section 1204 which, in the opinion of a nationally recognized firm of independent public accountants reasonably acceptable to the Trustee expressed in a written certification in form and substance reasonably acceptable to the Trustee thereof delivered to the Trustee (which may be the opinion delivered under Section 1204(1)), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent defeasance or covenant defeasance.
     Section 1206. Reinstatement.
     If the Trustee or the Paying Agent is unable to apply any money or non-callable Government Securities in accordance with Section 1202 or 1203, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s and the Subsidiary Guarantor’s obligations under this Indenture and the Securities and the Subsidiary Guarantees shall be revived and reinstated as though no deposit had occurred pursuant to this Article XII until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1202 or 1203, as the case may be; provided, however, that if the Company makes any payment of principal of or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or the Paying Agent.
     Section 1207. Repayment to the Company.
     Any money deposited with the Trustee or the Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) will be discharged from such trust; and the Holder of such Security will thereafter be permitted to look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, will thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which will not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.
Article XIII
Subsidiary Guarantees
     Section 1301. Subsidiary Guarantees.
     Each of the Subsidiary Guarantors hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee, and to the Trustee on behalf of such Holder, the due and punctual payment of the principal of and interest on such Security when and as the same shall become due and payable, whether at the Stated Maturity, by acceleration, call for redemption, purchase or otherwise, in accordance with the terms of such Security and of this Indenture. In case of the failure of the Company punctually to make any such payment, each of the Subsidiary Guarantors hereby jointly and severally agrees to cause such payment to be made immediately.
     Each of the Subsidiary Guarantors hereby jointly and severally agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of such Security or this Indenture, the absence of any action to enforce the same, any exchange, release or non-perfection of any Lien on any collateral for, or any release or amendment or waiver of any term of any other Guarantee of, or any consent to departure from any requirement of any other Guarantee of all or any of the Securities, the election by the Trustee or any of the Holders in any proceeding under Chapter 11 of the Title 11 of the United States Code (the “Bankruptcy Code”) of the application of Section 1111(b) (2) of the Bankruptcy Code, any borrowing or grant of a security interest by the Company, as debtor-in-possession, under Section 364 of the Bankruptcy Code, the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the claims of the Trustee or any of the Holders for payment of any of the Securities, any variation or modification of such Security or of this Indenture, the obtaining of any judgment against the Company or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefits of diligence, presentment, demand of payment, any requirement that the Trustee or any of the Holders protect, secure, perfect or insure any security interest in or other Lien on any property subject thereto or exhaust any right or take any action against the Company or any other Person or any Collateral, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest or notice with respect to such Security or the Indebtedness evidenced thereby and all demands whatsoever, and covenants, that this Subsidiary Guarantee will not be discharged in respect of such Security except by complete performance of the obligations contained in such Security and in this Subsidiary Guarantee or release therefrom pursuant to the terms of the Indenture. Each of the Subsidiary Guarantors hereby agrees that, in the event of a default in payment of principal or interest on such Security, whether at their Stated Maturity, by acceleration, call for redemption, purchase or otherwise, legal proceedings may be instituted by the Trustee on behalf of, or by, the Holder of such Security, subject to the terms and conditions set forth in this Indenture, directly against each of the Subsidiary Guarantors to enforce this Subsidiary Guarantee without first proceeding against the Company. Each Subsidiary Guarantor agrees that if, after the occurrence and during the continuance of an Event of Default, the Trustee or any of the Holders are prevented by applicable law from exercising their respective rights to accelerate the maturity of the Securities, to collect interest on the Securities, or to enforce or exercise any other right or remedy with respect to the Securities, or the Trustee or the Holders are prevented from taking any action to realize on the Collateral, such Subsidiary Guarantor agrees to pay to the Trustee for the account of the Holders, upon demand therefor, the amount that would otherwise have been due and payable had such rights and remedies been permitted to be exercised by the Trustee or any of the Holders.
     Each Subsidiary Guarantor shall be subrogated to all rights of the Holders of the Securities upon which its Guarantee is endorsed against the Company in respect of any amounts paid by such Subsidiary Guarantor on account of such Security pursuant to the provisions of its Subsidiary Guarantee or this Indenture; provided, however, that no Subsidiary Guarantor shall be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of and interest on all Securities issued hereunder shall have been paid in full.
     Each Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company’s assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a “voidable preference”, “fraudulent transfer”, or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
     No director, officer, employee, incorporator, member, manager, partner or stockholder, past present or future, of any Subsidiary Guarantor, as such, will have any liability for any obligations of the Subsidiary Guarantors under the Securities, this Indenture, the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. This waiver and release are part of the consideration for issuance of the Securities.
     The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.
     Section 1302. Execution and Delivery of Subsidiary Guarantees.
     The Subsidiary Guarantees to be endorsed on the Securities shall include the terms of the Subsidiary Guarantee set forth in Section 1301 and any other terms that may be set forth in the form established pursuant to Section 205. Each of the Subsidiary Guarantors hereby agrees to execute its Subsidiary Guarantee, in a form established pursuant to Section 205, to be endorsed on each Security authenticated and delivered by the Trustee.
     The Subsidiary Guarantee shall be executed on behalf of each respective Subsidiary Guarantor by any one of such Subsidiary Guarantor’s Chairman of the Board, Vice Chairman of the Board, directors, Chief Executive Officer, President, Vice Presidents, Chief Financial Officer, Treasurer, Managing Member, sole member or Management Committee Members. The signature of any or all of these Perons on the Subsidiary Guarantee may be manual or facsimile.
     A Subsidiary Guarantee bearing the manual or facsimile signatures of individuals who were at any time the proper officers of a Subsidiary Guarantor shall bind such Subsidiary Guarantor, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of the Security on which such Subsidiary Guarantee is endorsed or did not hold such offices at the date of such Subsidiary Guarantee.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee endorsed thereon on behalf of the Subsidiary Guarantors. Each of the Subsidiary Guarantors hereby jointly and severally agrees that its Subsidiary Guarantee set forth in Section 1301 shall remain in full force and effect subject to the terms and conditions thereof notwithstanding any failure to endorse a Subsidiary Guarantee on any Security.
     Section 1303. Subsidiary Guarantors May Consolidate, Etc., on Certain Terms.
     Except as set forth in Section 1304 and in Articles VIII and X hereof, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or a Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or a Subsidiary Guarantor.
     Section 1304. Release of Subsidiary Guarantors.
     (a) Concurrently with any consolidation or merger of a Subsidiary Guarantor or any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety, in each case as permitted by Section 1303 hereof, and upon delivery by the Company to the Trustee of an Officers’ Certificate and an Opinion of Counsel to the effect that such consolidation, merger, sale or conveyance was made in accordance with Section 1303 hereof, the Trustee shall execute any documents reasonably required in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII. Any Subsidiary Guarantor not released from its obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII shall remain liable for the full amount of principal of and interest on the Securities and for the other obligations of a Subsidiary Guarantor under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII.
     (b) Concurrently with the defeasance of the Securities under Section 1202 hereof or the covenant defeasance of the Securities under Section 1203 hereof, the Subsidiary Guarantors shall be released from all of their obligations under their Subsidiary Guarantees endorsed on the Securities and under this Article XIII.
     (c) Upon the sale or disposition of all the Capital Stock or substantially all of the assets (including by merger or otherwise) of any Subsidiary Guarantor by the Company or any Restricted Subsidiary of the Company to any entity that is not a Restricted Subsidiary of the Company and which sale or disposition is otherwise in compliance with the terms of this Indenture, such Subsidiary Guarantor shall automatically be released from all obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII, provided that such Subsidiary Guarantor is sold or disposed of for fair market value (evidenced by a Board Resolution and set forth in an Officers’ Certificate delivered to the Trustee).
     (d) Notwithstanding any other provision of this Indenture, subject to the Trust Indenture Act and in addition to releases otherwise permitted hereunder, Holders of at least 95% in principal amount of the Outstanding Securities may, by Act of such Holders, on behalf of all

Holders of Securities, approve the release of any Subsidiary Guarantor from any of its obligations under its Subsidiary Guarantee, on such terms as such Holders may deem appropriate.
     (e) In the event any Subsidiary Guarantor is designated as an Unrestricted Subsidiary in accordance with this Indenture, such Subsidiary Guarantor shall automatically be released from all obligations under its Subsidiary Guarantees endorsed on the Securities and under this Article XIII.
     Section 1305. Additional Subsidiary Guarantors.
     (a) The Company shall cause any Person that becomes a Restricted Subsidiary after the date of this Indenture to become a Subsidiary Guarantor with respect to the Securities. Any such Person shall become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture, in form and substance satisfactory to the Trustee, which subjects such Person to the provisions of this Indenture as a Subsidiary Guarantor and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such Person and constitutes the legal, valid, binding and enforceable obligation of such Person (subject to such customary exceptions concerning creditors’ rights and equitable principles as may be reasonably acceptable to the Trustee).
     (b) The Company will cause any Subsidiary of the Company that is or becomes a borrower under or guarantor of the Company’s obligations under the Working Capital Facility to become a Subsidiary Guarantor with respect to the Securities.
Article XIV
Security Documents
     Section 1401. Security Documents.
     (a) As general and continuing collateral security for the due satisfaction of the Obligations of the Company and the Subsidiary Guarantors, as applicable, under this Indenture, the Securities, and the due performance by the Company and the Subsidiary Guarantors, as applicable, hereunder, the Company, the Subsidiary Guarantors and the Trustee have entered into Security Documents to grant Liens (subject to Permitted Liens) on the Collateral to the Trustee for the benefit of the Holders.
     (b) Each of the Company and the Subsidiary Guarantors owns and has rights and, as to the Collateral acquired by it from time to time after the date hereof, will own and have rights in each item of Collateral pledged by it hereunder and under the Security Documents, free and clear of any and all Liens or claims of others, except for Permitted Liens and Liens granted or permitted under the Security Documents.
     (c) The security interest in and the Lien on the Collateral granted under the Security Documents constitutes (i) a legal and valid security interest in all the Collateral securing the payment and performance of the Obligations, and (ii) subject to the filings and other actions described in the Security Documents, a perfected security interest in the Collateral. The security interest and the Lien granted to the Trustee under the Security Documents in and on the Collateral will at all times constitute a perfected, continuing security interest therein, prior to all other Liens on the Collateral, except for Permitted Liens and any other Liens permitted under the Security Documents.
     (d) Each of the Company and the Subsidiary Guarantors shall, at its own cost and expense, defend title to the Collateral pledged by it under the Security Documents and the security interest therein and Liens granted thereon under the Security Documents and the priority thereof against all claims and demands of all persons at any time claiming any interest therein adverse to the Trustee or any other Holder other than Liens permitted under the Security Documents and Permitted Liens.
     (e) Each of the Company and the Subsidiary Guarantors, as applicable, will execute such documents and do or cause to be done all such other acts as may be reasonably required by the Trustee, to grant or confirm to the Trustee a Lien on the Collateral, or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of the Security Documents, this Indenture and the Securities.
     (f) Each Holder, by its acceptance thereof, consents and agrees to the terms of the Security Documents (including, without limitation, the provisions providing for the foreclosure and release of Collateral) as the same may be in effect or may be amended from time to time in accordance with its terms or the terms hereof, authorizes and empowers the Trustee to bind the Holders of Securities as set forth in the Security Documents and authorizes the Trustee to enter into the Security Documents and to perform its obligations and exercise its rights thereunder in accordance therewith.
     Section 1402. Recording, Etc.
     (a) The Company shall cause, at the Company’s expense, this Indenture and each Security Document, and all amendments or supplements thereto, to be registered, recorded and filed and/or re-recorded and/or re-filed and/or renewed in such manner and in such place or places, if any, as may be reasonably required by the Trustee in order to preserve, protect and maintain the perfected Liens (subject to Permitted Liens) created by the Security Documents on the Collateral. The Company shall pay all mortgage recording, stamp, intangible or other similar taxes, charges or fees required to be paid by any government or quasi-government Person under applicable legal requirements in connection with the execution, delivery, recordation, filing, perfection or enforcement of any of the Security Documents.
     (b) The Company shall furnish to the Trustee on or before November 15 of each year, beginning November 15, 2010 (or, if any November 15 is not a Business Day, on or before the next succeeding Business Day), an Opinion or Opinions of Counsel, dated as of such date, either stating that, in the opinion of such counsel, such action has been taken with respect to the recording, registering, filing, re-recording, re-registering and re-filing of (i) this Indenture, the Security Documents and all supplemental indentures and amendments thereto, and (ii) financing statements, continuation statements or other instruments of further assurances, as is necessary to maintain the Lien created by each such Security Document and reciting the details of such action or referring to prior Opinions of Counsel in which such details are given, and stating that, in the opinion of such counsel, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date to perfect such Lien, or stating that, in the opinion of such counsel, no such action is necessary to maintain such Liens.
     Section 1403. Possession of the Collateral.
     (a) Until the occurrence of an Event of Default, the Company or the relevant Subsidiary Guarantor may possess, manage, operate and enjoy, as applicable, the Collateral in accordance with the terms of this Indenture, the Securities and the Security Documents.
     (b) Notwithstanding the foregoing, all amounts received by the Trustee in accordance with this Indenture or in any Security Document as proceeds of any part of the Collateral (including Net Available Proceeds in the case of an Asset Disposition) and all amounts of money, securities, letters of credit and other evidences of indebtedness deposited with or held by the Trustee in accordance with this Indenture and any Security Document shall be held by the Trustee as security for the Obligations of the Company and the Subsidiary Guarantors, if any, under this Indenture, the Securities, any Subsidiary Guarantees and the Security Documents until applied in accordance with the terms of this Indenture.
     Section 1404. Suits to Protect the Collateral
     The Trustee shall have power to institute in its name and to maintain such suits and proceedings as it may deem expedient to prevent any impairment of the Collateral by any acts which may be unlawful or in violation of this Indenture or any of the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and the interests of the Holders in the Collateral and in the principal, interest, issues, profits, rents, revenues and other income arising therefrom, including power to institute and maintain suits or proceedings to restrain the enforcement of or compliance with any legislative or other governmental enactment, rule or order that may be unconstitutional or otherwise invalid, if the enforcement of, or compliance with, such enactment, rule or order would impair the security hereunder or under any of the Security Documents, or be prejudicial to the interests of the Holders or the Trustee.
     Section 1405. Release of Collateral.
     (a) Collateral may be released from the Lien and security interest created by the Security Documents at any time or from time to time in accordance with the provisions of the Security Documents or as provided hereby and will automatically be so released, in accordance with the Security Documents and without the consent of the Holders, under any one or more of the following circumstances:
     (1) if the assets subject to the Lien are transferred or otherwise disposed of in compliance with Section 1015 hereof, such assets shall be so released;
     (2) if any Subsidiary that is a Subsidiary Guarantor is released from its Subsidiary Guarantee pursuant to Article XIII hereof and the Security Documents, that

Subsidiary’s assets shall be so released from the Liens securing the Securities and the Subsidiary Guarantees; and
          (3) pursuant to the provisions of Article IX hereof.
     (b) Subject to the provisions of the Security Documents and the Trust Indenture Act, in addition to releases otherwise expressly permitted hereunder, all or substantially all, or any material portion of, the Collateral securing the Securities will be released from the Lien and security interest created by the Security Documents upon the approval of Holders of at least 95% in principal amount of the Outstanding Securities, on such terms as such Holders may deem appropriate.
     (c) Upon the request of the Company pursuant to an Officer’s Certificate and an Opinion of Counsel, each to the effect that all conditions precedent hereunder have been met, and without the consent of any Holder, the security interests on assets included in the Collateral will be released, in whole, from the Liens securing the Securities under any one or more of the following circumstances:
     (1) upon payment in full of the principal of, and accrued and unpaid interest on, the Securities and all other amounts due under this Indenture, the Securities and the Security Documents;
     (2) upon satisfaction and discharge of this Indenture as set forth in Article IV hereof; or
     (3) upon defeasance or covenant defeasance as set forth in Article XII hereof.
Upon receipt of such Officer’s Certificate and Opinion of Counsel, the Trustee shall, at the expense of the Company, do or cause to be done all acts reasonably necessary to release any Collateral permitted to be released pursuant to this Indenture or the Security Documents.
     (d) The Trustee shall not at any time release Collateral from the Liens created by this Indenture and the Security Documents unless such release is in accordance with the provisions of this Indenture and the Security Documents.
     (e) The release of any Collateral from the Lien of the Security Documents shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to this Indenture and the Security Documents. To the extent applicable, the Company shall comply with Trust Indenture Act Section 314(d) relating to the release of property from the Lien of the Security Documents and relating to the substitution therefor of any property to be subjected to the Lien of the Security Documents. Any certificate or opinion required by Trust Indenture Act Section 314(d) may be made by an Officer of the Company, except in cases where Trust Indenture Act Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall be an independent engineer, appraiser or other expert selected by the Company and reasonably acceptable to the Trustee.

     (f) Notwithstanding any other provision of this Indenture, the Securities or any Security Document, the Company may enter into a secured Working Capital Facility and grant the WCF Administrative Agent (on behalf of the lenders thereunder) a Lien, with higher priority than the Lien securing the Securities, in the Collateral. Provided that the conditions set forth under “Authority” and “Review of Documents” in Schedule A have been satisfied, the Trustee shall enter into an Intercreditor Agreement (or any amendment thereto) and any amendments or modifications to the Security Documents in connection therewith (as contemplated by Schedule A hereto) and, in accordance with such documents, the Lien in the Collateral shall be subordinated to the extent necessary to grant the higher priority Liens to the extent set forth in such Intercreditor Agreement.
     (g) From and after the Company’s entry into the Working Capital Facility and the Intercreditor Agreement, the Liens securing the Securities shall be subject to the higher priority Liens to the extent set forth in the Intercreditor Agreement and the permitted actions of the Trustee hereunder and under the Security Documents with respect to the Collateral or otherwise shall be subject to the terms of the Intercreditor Agreement.
     Section 1406. Disposition of Collateral Without Release.
     Notwithstanding the provisions of the Security Documents and subject to Section 1006 hereof and the Trust Indenture Act, the Company may, without any prior release or consent by the Trustee:
     (a) sell or otherwise dispose in any transaction or series of related transactions of any Collateral that may be defective or may have become worn out, defective or obsolete or is not used or useful in the operation of the Company, or any of the Subsidiary Guarantors;
     (b) alter, repair, replace, change the location or position of and add to its plants, structures, machinery, systems, equipment, fixtures and appurtenances constituting Collateral;
     (c) subject to the provisions of the Security Documents, abandon, terminate, cancel, release or make alterations in or substitutions of any leases, contracts or rights-of-way subject to the Lien of the Security Documents;
     (d) grant a non-exclusive license of any interest in or right to intellectual property included in Collateral; or
     (e) abandon any interest in or right to intellectual property included in Collateral. Nothing in this Article XIV shall limit the right of each of the Company and the Restricted Subsidiaries to sell, lease or otherwise deal in or dispose of its property or assets that do not constitute Collateral, subject only to the provisions of Article X hereof.
     Section 1407. Sufficiency of Release.
     All purchasers and grantees of any property or rights purporting to be released shall be entitled to rely upon any release executed by the Trustee hereunder as sufficient for the purpose of this Indenture and as constituting a good and valid release of the property therein described from the Lien of this Indenture and of the Security Documents.

     Section 1408. Actions by the Trustee.
     Subject to the provisions of the Security Documents and Article XII, the Trustee may in its sole discretion and without the consent of the Holders take all actions it deems necessary or appropriate in order to (i) enforce any of the terms of the Security Documents and (ii) to collect and receive all amounts payable in respect of the obligations of the Company and any Guarantors under the Security Documents and this Indenture. The Trustee shall have the power to institute and maintain such suits and proceedings as it may deem expedient in order to prevent any impairment of the Collateral by any act that may be unlawful or in violation of this Indenture or the Security Documents, and such suits and proceedings as the Trustee may deem expedient to preserve or protect its interests and those of the Holders in the Collateral. No duty beyond that set forth in Section 501 is imposed on the Trustee pursuant to this Section 1408.
     This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.
     Section 1409. Conflicts Between Indenture and Security Documents.
     If any conflict or inconsistency exists between this Indenture and any of the Security Documents, this Indenture shall govern; provided, however, that to the extent a Security Document is governed by law other than the internal laws of the State of New York, this Indenture shall not require that the internal laws of the State of New York govern such Security Document (other than the Intercreditor Agreement, if any).
     Upon the effectiveness of the Intercreditor Agreement and so long as the Intercreditor Agreement is in effect, the rights, obligations and remedies of the parties shall be subject thereto. This Indenture shall not impose any obligation or grant any right to any party to the extent that such obligation or right conflicts with the Intercreditor Agreement, if any.

     IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

AMBASSADORS INTERNATIONAL, INC.
By:
Name:
Title:

AMBASSADORS CRUISE GROUP, LLC
MQ BOAT, LLC
DQ BOAT, LLC
CONTESSA BOAT, LLC
CQ BOAT, LLC
AMBASSADORS INTERNATIONAL CRUISE GROUP (USA), LLC
AMERICAN WEST STEAMBOAT COMPANY LLC
QW BOAT COMPANY LLC
AMBASSADORS INTERNATIONAL MARSHALL ISLANDS, LLC
AMBASSADORS INTERNATIONAL CRUISE GROUP, LLC
AMBASSADORS INTERNATIONAL INVESTMENTS, LLC
WINDSTAR SAIL CRUISES LIMITED
WIND STAR LIMITED
WIND SPIRIT LIMITED
DEGREES LIMITED
Each as Subsidiary Guarantor

By:
Name:
Title:

WILMINGTON TRUST FSB
By:
Name:
Title:

Schedule A
(see attached)

AMBASSADORS INTERNATIONAL, INC.
SUMMARY OF PRINCIPAL TERMS AND CONDITIONS
OF INTERCREDITOR AGREEMENT
The liens and security interests of the Indenture Trustee, in its role as collateral agent under the Security Documents (the “Second Lien Collateral Agent”) for the benefit of the holders of the 10% Senior Secured Notes due 2012 (the “Senior Secured Notes”) issued by Ambassadors International, Inc., a Delaware corporation (the “Company”); and guaranteed by all present and future subsidiaries of the Company (other than Cypress Reinsurance, Ltd., a limited liability company organized under the laws of Bermuda, EN Boat, LLC, an Oregon limited liability company, AQ Boat, LLC, a Delaware limited liability company, Ambassadors, LLC, a Delaware limited liability company, and any future subsidiary qualifying as an “Unrestricted Subsidiary” under the Indenture) (each a “Guarantor” and collectively, the “Guarantors”) (such liens and security interests, the “Second Priority Liens”), will be subordinated to the liens and security interests of the agent (the “First Lien Collateral Agent”) under the Working Capital Facility (such liens and security interests, the “First Priority Liens”) pursuant to an intercreditor agreement (the “Intercreditor Agreement”) to be entered into between the Second Lien Collateral Agent and the First Lien Collateral Agent reflecting the terms and conditions set forth herein.
The Intercreditor Agreement shall reflect the terms set forth below and shall not contain any material limitation or burden on, or other provision materially adversely affecting, the rights or remedies of the Second Priority Lienholders (as defined below), except as expressly set forth herein.
Capitalized terms used herein have the meanings assigned to them for purposes of the indenture under which the Senior Secured Notes are issued (the “Indenture”).

Priority and Subordination:	The Second Priority Liens securing the obligations owed to the Second Lien Collateral Agent and the holders of the Senior Secured Notes (together with the Second Lien Collateral Agent, the “Second Priority Lienholders”) under the Indenture, the Senior Secured Notes and the related security documents (the “Second Lien Obligations”) shall be junior and subordinated to the First Priority Liens securing the obligations under the Working Capital Facility, up to the First Lien Cap Amount (as defined below) (the “First Lien Obligations”).

The First Lien Collateral Agent, on behalf of the lenders under the Working Capital Facility (together with the First Lien Collateral Agent, the “First Priority Lienholders”), will have the benefit of a standstill period on the ability of the Second Priority Lienholders to exercise certain lien-related remedies with respect to the Collateral (as defined below), as described herein in “Exercise of Remedies; Standstill” and “Bankruptcy”.

2

The collateral securing the Second Lien Obligations and the First Lien Obligations shall be identical and shall include substantially all of the present and future assets (to the extent that a security interest can be granted therein under applicable law) of the Company and the Guarantors (the “Collateral”). Any additional collateral shall benefit the First Lien Obligations and Second Lien Obligations in accordance with their lien priorities.

The First Priority Liens and the Second Priority Liens will be created under separate collateral documents; provided, however, that the collateral documents for the Second Lien Obligations (collectively, the “Second Lien Collateral Documents”) will be identical in form and substance in all material respects to the collateral documents for the First Lien Obligations (collectively, the “First Lien Collateral Documents”). The Second Lien Collateral Agent shall, in connection with the execution and delivery (as set forth below under “Authority”) of the Intercreditor Agreement (or any amendment thereto that is permitted by the terms thereof), be authorized (subject to the ten (10) day period set forth below under “Review of Documentation”) to execute and deliver any amendment or modification to the Second Lien Collateral Documents in order to conform the same to the comparable First Lien Collateral Documents, so long as such amendment or modification would not (i) result in the release of any Collateral, (ii) result in the Collateral securing the Second Lien Obligations being less than substantially all the assets (to the extent that a security interest can be granted therein under applicable law) of the Company and the Guarantors or (iii) result in the Second Lien Collateral Documents, after giving effect to such amendment or modification, being materially less favorable to the Second Lien Collateral Agent or the Second Priority Lienholders than the Second Lien Collateral Documents as originally executed. The Intercreditor Agreement shall provide for the First Lien Collateral Agent to act as bailee for perfection for the Second Lien Collateral Agent for purposes of control or physical possession of any Collateral in which a security interest is or may be perfected by control or physical possession under applicable law; provided, however, that upon discharge in full of the First Lien Obligations, the First Lien Collateral Agent will promptly transfer such Collateral to the Second Lien Collateral Agent.

Any waiver, amendment or consent with respect to any provision of the First Lien Collateral Documents that is favorable to the First Priority Lienholders shall be deemed to automatically apply to any applicable provisions of the Second Lien Collateral Documents.

The subordination provisions for the Second Priority Liens will apply notwithstanding, among other things, any defect or deficiency in the creation, attachment or perfection of any First Priority Lien.

The Second Priority Lienholders will agree not to seek to make any Second Priority Lien pari passu with, or to obtain any preference or priority over, any First Priority Lien.

3

The Second Priority Lienholders will agree not to interfere with the exercise of remedies by the First Priority Lienholders with respect to the Collateral, subject to the ability of the Second Priority Lienholders to exercise their remedies with respect to the Collateral as described herein in “Exercise of Remedies; Standstill” and “Bankruptcy”.

The First Priority Lienholders will not object to the amount, validity, priority or enforceability of the Second Priority Lienholders’ claims or liens. The Second Priority Lienholders will not object to the amount, validity, priority or enforceability of the First Priority Lienholders’ claims or liens.

If any First Lien Obligations or Second Lien Obligations are paid and such payment or any part thereof is required to be returned or repaid, the subordination terms with respect to the liens securing such obligations shall be reinstated with respect thereto until again fully paid in cash, subject to any limitation in the Intercreditor Agreement (as set forth herein) on the maximum amount of such obligations then in effect.

The First Lien Obligations shall be limited to an amount not to exceed the First Lien Cap Amount (as defined below); provided, however, that the First Lien Cap Amount shall not limit the following: (1) interest accrued and unpaid on the principal amount of the First Lien Obligations at the applicable rate provided for in the Working Capital Facility (other than any interest paid in kind and added to principal), (2)(i) the net amount of interest rate swap obligations, (ii) the net amount of interest rate hedge obligations and/or (iii) cash management obligations, if any, owed to any person (or its affiliates) which is a lender or secured party under the Working Capital Facility at the time such obligations are incurred, and (3) customary fees and expenses of the First Lien Collateral Agent and the First Priority Lienholders, in each case to the extent incurred pursuant to, and to the extent reimbursable by the Company in accordance with, the expense reimbursement and fee provisions to be contained in the Working Capital Facility. As used herein, “First Lien Cap Amount” means $10 million, as reduced by the aggregate principal amount of (i) all prepayments and repayments of term loans made under the Working Capital Facility, (ii) all prepayments of revolving loans made under the Working Capital Facility (to the extent accompanied by permanent reduction of revolving commitments) and (iii) all other permanent reductions of revolving credit commitments under the Working Capital Facility.

The Second Lien Obligations will not be subordinated in right of payment to the First Lien Obligations.

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The Second Priority Lienholders will be permitted, during the continuance of an event of default with respect to the Second Lien Obligations, to exercise the rights of unsecured creditors and to retain any amounts obtained in respect of such obligations, except to the extent such amounts constitute Collateral for the First Lien Obligations or proceeds of such Collateral, which shall be segregated, held in trust and turned over to the First Priority Lienholders. Nothing in the Intercreditor Agreement shall prevent the Second Priority Lienholders from receiving scheduled interest and/or principal payments so long as such payments are not proceeds of Collateral resulting from the exercise of remedies by the Second Priority Lienholders in contravention of the Intercreditor Agreement.

Review of Documentation	The Company shall provide copies of the proposed Working Capital Facility, First Lien Collateral Documents and Intercreditor Agreement, and any proposed amendments to the Second Lien Collateral Documents made to conform the Second Lien Collateral Documents to the comparable First Lien Collateral Documents, to the Second Lien Collateral Agent and to any party that confirms in writing to the Company that it (together with its affiliates) is a beneficial holder of at least $4.0 million in aggregate principal amount of Senior Secured Notes, at least ten (10) days prior to execution thereof. The Second Lien Collateral Agent shall not execute the Intercreditor Agreement or any such amendment to the Second Lien Collateral Documents until at least five (5) business days after draft copies thereof that are determined by the Company to be substantially consistent with the final versions thereof have been provided to the Second Lien Collateral Agent and such holders of Senior Secured Notes in accordance with the preceding sentence.

Following effectiveness of the Working Capital Facility, in the event of any proposed amendments to the Intercreditor Agreement, and/or any proposed amendments to the Second Lien Collateral Documents made to conform the Second Lien Collateral Documents to the comparable First Lien Collateral Documents, the Company shall provide copies of such proposed amendments and the amended First Lien Collateral Document to the Second Lien Collateral Agent and to any party that confirms in writing to the Company that it (together with its affiliates) is a beneficial holder of at least $4.0 million in aggregate principal amount of Senior Secured Notes, at least five (5) business days prior to execution thereof. The Second Lien Collateral Agent shall not execute any amendment to the Intercreditor Agreement or any such amendment to the Second Lien Collateral Documents until at least five (5) business days after draft copies thereof that are determined by the Company to be substantially consistent with the final versions thereof have been provided to the Second Lien Collateral Agent and such holders of Senior Secured Notes in accordance with the preceding sentence.

Promptly after execution thereof, the Company shall provide the Second Lien Collateral Agent with copies of the Working Capital Facility, First

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Lien Collateral Documents, Intercreditor Agreement, any amendments thereto, and any amendments to the Second Lien Collateral Documents.

The Company shall pay the reasonable legal fees and expenses of counsel for the Second Lien Collateral Agent designated by the Second Lien Collateral Agent, and of one counsel for the holders of the Senior Secured Notes designated by holders of a majority in principal amount of the outstanding Senior Secured Notes, in reviewing, prior to execution, any proposed Working Capital Facility, First Lien Collateral Documents, Intercreditor Agreement, any proposed amendments thereto , and/or any proposed amendments to the Second Lien Collateral Documents.

Exercise of Remedies; Standstill:	So long as any First Lien Obligations are outstanding, the Second Priority Lienholders will be prohibited from (i) foreclosing on, or taking any other enforcement action or exercising any other right or remedy (including setoff) with respect to, the Collateral, and (ii) instituting any action or proceeding for any such purpose with respect to the Collateral, except that:
o	the Second Priority Lienholders may take such actions as the Second Priority Lienholders deem necessary or advisable to continue, create, perfect, preserve or protect (but not enforce) the perfection of the Second Priority Liens;

o	the Second Priority Lienholders may take any enforcement action after the passage of a period of 180 days (the “Standstill Period”) from the earlier of (a) the scheduled maturity date of the Senior Secured Notes (i.e., January 15, 2012) and (b) the later of (x) the date on which the Trustee or the holders of at least 25% in aggregate principal amount of the Senior Secured Notes (the “Notifying Holders”) have advised the Company in writing of the occurrence of an Event of Default under the Indenture and (y) the date on which the Trustee or the Notifying Holders have notified the First Lien Collateral Agent in writing of such occurrence; provided, however, that (i) the Second Priority Lienholders may not exercise any such rights or remedies if, notwithstanding the expiration of the Standstill Period, the First Lien Collateral Agent has commenced and is diligently pursuing the exercise of its rights or remedies with respect to all or any material portion of the Collateral (prompt notice of such exercise to be given to the Second Lien Collateral Agent) at the time the Second Lien Collateral Agent or any other Second Priority Lienholders commences or proposes to commence such exercise of rights or remedies and (ii) in no event shall such exercise of rights or remedies on behalf of the Second Priority Lienholders affect the priority

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and other rights of the First Lien Collateral Agent or the rights of the Second Lien Collateral Agent (with respect to any enforcement by the Second Priority Lienholders) set forth in the Intercreditor Agreement; and

o	the Second Priority Lienholders may exercise rights in a bankruptcy proceeding as described herein in “Bankruptcy”.

So long as any of the First Lien Obligations are outstanding, any proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, or the value allocable to the Collateral, shall be applied by the First Lien Collateral Agent to the First Lien Obligations in such order as specified in the relevant documents governing the First Lien Obligations (collectively, the “First Lien Documentation”). Upon the discharge of the First Lien Obligations, the First Lien Collateral Agent shall deliver to the Second Lien Collateral Agent for the benefit of the Second Priority Lienholders all remaining proceeds of Collateral held by it, to be applied by the Second Lien Collateral Agent to the Second Lien Obligations in accordance with the Indenture. After the discharge of the First Lien Obligations, so long as any of the Second Lien Obligations are outstanding, any proceeds of Collateral received in connection with the sale or other disposition of, or collection on, such Collateral upon the exercise of remedies, or the value allocable to the Collateral, shall be applied by the Second Lien Collateral Agent to the Second Lien Obligations in accordance with the Indenture and the Security Documents.

Prior to the discharge of the First Lien Obligations, the Second Priority Lienholders will not take or receive any Collateral or proceeds of Collateral in contravention of the Intercreditor Agreement and will agree to pay over to the First Priority Lienholders any such Collateral or any proceeds of any such Collateral that they may so receive.

Restrictions on Amendments to First Lien Obligations and Second Lien Obligations:	The Second Lien Obligations may be amended, increased, extended, renewed, replaced or refinanced, with the amended, increased, extended, renewed, replaced or refinanced obligations being entitled to the same benefits and subject to the same limitations provided for in the Intercreditor Agreement (as set forth herein), in each case subject to and in accordance with the covenants in the Indenture; provided, however, that, without the prior written consent of the First Lien Collateral Agent, any such amendment, increase, extension, renewal, replacement or refinancing shall not, directly or indirectly:
o contravene the provisions of the Intercreditor Agreement;

o increase the interest rate on the Second Lien Obligations to the extent any such increased interest is payable in cash;

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o change any default or event of default under the Indenture or the Second Lien Collateral Documents in a manner adverse to the Company and the Guarantors or confer any additional rights in favor of the Second Priority Lienholders that are adverse to the Company and the Guarantors (other than rights to receive reports or information prepared by the Company and/or the Guarantors);

o change to earlier dates any dates upon which payments of principal or interest on the Senior Secured Notes are required to be made under the Indenture; or

o eliminate or restrict the Company’s right to pay all interest on the Senior Secured Notes in kind prior to the earlier of (i) the maturity of the Senior Secured Notes or (ii) the final maturity date for the Working Capital Facility as in effect on the closing date therefor.
The First Lien Obligations may be amended, increased, extended, renewed, replaced or refinanced, with the amended, increased, extended, renewed, replaced or refinanced obligations being entitled to the same benefits and subject to the same limitations provided for in the Intercreditor Agreement, in each case subject to and in accordance with the covenants in the First Lien Documentation; provided, however, that, without the prior written consent of the holders of a majority in principal amount of the outstanding Senior Secured Notes, any such amendment, increase, extension, renewal, replacement or refinancing shall not, directly or indirectly:
o increase the aggregate principal amount of the First Lien Obligations (including loans, extensions of credit and commitments under the Working Capital Facility) to an amount in excess of the First Lien Cap Amount;

o increase the interest rate payable on the First Lien Obligations (or, if interest on the First Lien Obligations is calculated by reference to an index such as LIBOR or the prime rate, increase the applicable interest rate margin) by more than 100 basis points; or

o contravene the provisions of the Intercreditor Agreement (as set forth herein).

Release of Collateral or Guarantors:	In the event that the First Priority Lienholders release (a) a lien on all or any portion of the Collateral or (b) any Guarantor from its obligations under the First Lien Documentation, in either case in connection with (i) the exercise of the First Priority Lienholders’ rights and remedies in

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respect of the Collateral, or (ii) any sale or other disposition of any Collateral in any bankruptcy proceeding, subject to the applicable conditions in the Intercreditor Agreement with respect to asset sales supported by the First Priority Lienholders in bankruptcy proceedings, the comparable lien or obligation in respect of the Second Lien Obligations shall be released, so long as (x) the Second Priority Lien attaches to the proceeds of any sale or disposition of Collateral and (y) the net proceeds of any sale or disposition of Collateral are applied to repay and, to the extent applicable, permanently reduce commitments with respect to, the First Lien Obligations and/or to reduce the Second Lien Obligations; provided, however, that the Second Priority Lienholders shall not be required to release any liens (A) in connection with the discharge of the First Lien Obligations (unless there is a similar discharge of the Second Lien Obligations), (B) after the occurrence and during the continuance of any event of default under the Second Lien Obligations, other than in the case of the First Priority Lienholders’ exercise of remedies described in clause (i) above, or (C) in connection with the release of all or substantially all of the Collateral, or the release of all or substantially all of the aggregate value of the guarantees.

Bankruptcy:	The Second Priority Lienholders may:
o	commence or participate in the commencement of a bankruptcy proceeding of the Company or any Guarantor;

o	file a claim or statement of interest with respect to the Second Lien Obligations;

o	vote on any plan of reorganization, file any proof of claim or make other filings and make any arrangements and motions that are, in each case, not inconsistent with the terms of the Intercreditor Agreement with respect to the Second Lien Obligations and the Collateral; and

o	file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the debtors arising under either any insolvency or liquidation proceeding or applicable non-bankruptcy law, in each case, not inconsistent with the terms of the Intercreditor Agreement.

The Second Priority Lienholders agree, in connection with any bankruptcy proceeding, whether voluntary or involuntary (except (i) with consent of the requisite First Priority Lienholders, (ii) in conjunction with the First Priority Lienholders, or (iii) if the First Priority Liens are deemed fully secured or adequately protected/unimpaired by the bankruptcy court):

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o	not to seek relief from the automatic stay in respect of the Collateral or any lien thereon;

o	not to oppose or object to adequate protection sought by or granted to any First Priority Lienholder;

o	to consent to and not oppose the use of cash collateral, so long as (x) the use of such cash collateral is consented to or not objected to by holders of the First Lien Obligations or the First Lien Collateral Agent and is not materially prejudicial to the interests of the Second Priority Lienholders, (y) such cash collateral order does not expressly require the liquidation of the Collateral prior to a default under the cash collateral order and (z) such Cash Collateral use together with the First Lien Obligations does not exceed the First Lien Cap Amount;

o	to consent to and not oppose any DIP financing provided by the First Priority Lienholders or others, including on a priming basis (to the extent First Lien Obligations are subordinated to or pari passu with such DIP financing), that is consented to or not objected to by holders of the First Lien Obligations or the First Lien Collateral Agent; provided that (a) such DIP financing does not compel the debtor to seek confirmation of a specific plan of reorganization for which all or a substantial portion of the material terms are set forth in the DIP financing or a related document, (b) such DIP financing does not expressly require the sale or liquidation of any Collateral prior to a default under the DIP financing documents, (c) the amount of such DIP financing together with the First Lien Obligations outstanding on the petition date does not exceed 110% of the First Lien Cap Amount and (d) the Second Priority Lienholders retain the right to propose any other DIP financing;

o	not to object to asset sales in any bankruptcy proceeding, including under Section 363 of the Bankruptcy Code, supported by the First Priority Lienholders so long as (x) the Second Priority Liens continue in the proceeds of the dispositions, subject to the terms of the Intercreditor Agreement (as set forth herein), and (y) the rights of the Second Priority Lienholders under Section 363(k) of the Bankruptcy Code (i.e., right to bid on sale) are not impaired, unless (i) such objection is based on an alternative transaction that would result in a better transaction, in terms of pricing, consideration, terms and conditions, or otherwise, than the

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proposed sale or (ii) such objection is based on an alternative transaction that would result in the payment in full of the First Lien Obligations;

o	not to oppose or object to the determination of the extent of any First Priority Lien or the value of any claims of First Priority Lienholders under §506(a) of the Bankruptcy Code; and

o	not to oppose or object to the payment of interest, reasonable fees, reasonable expenses or other amounts under §506(b) or (c) of the Bankruptcy Code, including without limitation post-petition interest, to any First Priority Lienholder.
In addition, the Second Priority Lienholders agree, in connection with any bankruptcy proceeding, whether voluntary or involuntary:
o	that the First Priority Lienholders and Second Priority Lienholders shall vote as separate classes on any plan of reorganization; and

o	that the Intercreditor Agreement shall remain in full force and effect in accordance with its terms.
The First Priority Lienholders agree, in connection with any bankruptcy proceeding, whether voluntary or involuntary:
o	if the First Priority Lienholders are granted adequate protection consisting of additional collateral (with replacement liens on such additional collateral) or super-priority claims in connection with any DIP financing or use of cash collateral, then in connection with any such DIP financing or use of cash collateral, the Second Priority Lienholders may seek or accept adequate protection consisting solely of (x) a replacement Lien on the same additional collateral, subordinated to the liens securing the First Lien Obligations and such DIP financing on the same basis as the other liens securing the Second Lien Obligations are so subordinated to the First Lien Obligations, and (y) super-priority claims junior in all respects to the super-priority claims granted to the First Priority Lienholders;

o	not to oppose or object to the determination of the extent of any Second Priority Lien or the value of any claims of Second Priority Lienholders under §506(a) of the Bankruptcy Code;

o	not to oppose or object to the payment of interest, reasonable

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fees, reasonable expenses or other amounts under §506(b) or (c) of the Bankruptcy Code, including without limitation post-petition interest, to any Second Priority Lienholder;

o	that the First Priority Lienholders and Second Priority Lienholders shall vote as separate classes on any plan of reorganization; and

o	that the Intercreditor Agreement shall remain in full force and effect in accordance with its terms.

Purchase Right:	In the event that (1) an Event of Default relating to failure to make any payment of principal, interest or other amount due to the First Priority Lienholders under the Working Capital Facility occurs (after giving effect to any applicable grace period therefor) under the Working Capital Facility, (2) any other Event of Default occurs under the Working Capital Facility which results in the acceleration of the First Lien Obligations or other exercise of remedies or (3) an insolvency proceeding is commenced with respect to the Company and/or any of the Guarantors, one or more of the Second Priority Lienholders will have the option at any time to purchase all of the First Lien Obligations then outstanding and unpaid in cash, at par (together with (i) any accrued interest plus (ii) customary fees and expenses owing to the First Lien Collateral Agent and the First Priority Lienholders, to the extent incurred pursuant to, and to the extent reimbursable by the Company in accordance with, the expense reimbursement and fee provisions contained in the Working Capital Facility); provided that the Second Priority Lienholders shall also cash collateralize any outstanding letters of credit issued under the Working Capital Facility in an amount equal to the aggregate stated amount thereof.

Amendments to Intercreditor Agreement:	The Intercreditor Agreement may be amended from time to time, so long as (i) the terms of the Intercreditor Agreement, as so amended, would comply with the terms hereof and (ii) such amendment is approved by holders of a majority in principal amount of the outstanding Senior Secured Notes; provided, however, that approval of holders of Senior Secured Notes will be not required for any amendment that (x) has the sole effect of adding Collateral or adding Subsidiary Guarantors or of preserving, perfecting or establishing the Liens in favor of the Second Lien Collateral Agent or the rights of the Second Lien Collateral Agent in respect thereof, or (y) does not reduce, impair or adversely affect any rights of the Second Priority Lienholders. Notwithstanding the foregoing, the approval of holders of at least 95% in aggregate principal amount of the outstanding Senior Secured Notes will be required for any amendment to the Intercreditor Agreement that effects or results in (x) a release of any Subsidiary Guarantor from any of its

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obligations under its Subsidiary Guarantee (except under the circumstances expressly set forth in the Indenture) or (y) a release of all or substantially all, or any material portion, of the Collateral securing the Senior Secured Notes (except under the circumstances expressly set forth in the Indenture).

Governing Law:	New York.

Authority:	As a condition precedent to the execution and delivery of the Intercreditor Agreement described herein (or any amendment thereto) and/or the execution and delivery of any amendments or modifications to the Second Lien Collateral Documents in connection therewith (as contemplated hereby), the Company will provide the Second Lien Collateral Agent with (i) a certificate of an executive officer of the Company and (ii) a legal opinion of outside counsel to the Company, each confirming that the Second Lien Collateral Agent has the authority under the Indenture (including the terms of this Schedule B) and the Second Lien Collateral Documents to enter into the Intercreditor Agreement (or such amendment thereto) and/or such amendments or modifications to the Second Lien Collateral Documents, if any, provided, however, that such counsel may rely on a certificate of an executive officer of the Company as to whether (A) any limitation or burden contained in the Intercreditor Agreement on, or other provision contained in the Intercreditor Agreement adversely affecting, the rights or remedies of the Second Priority Lienholders which is not expressly set forth herein represents a material limitation or burden on, or materially adversely affects, the rights or remedies of the Second Priority Lienholders, and (B) any amendments or modifications to the Second Lien Collateral Documents would (1) result in the Collateral securing the Second Lien Obligations being less than substantially all of the then-present and future assets (to the extent that a security interest can be granted therein under applicable law) of the Company and the Guarantors or (2) result in the Second Lien Collateral Documents, after giving effect to such amendment or modification, being materially less favorable to the Second Lien Collateral Agent or the Second Priority Lienholders than the Second Lien Collateral Documents as originally executed. Upon receipt of such certificate and legal opinion (and subject to compliance with (or waiver by the Second Lien Collateral Agent and any holder entitled to such review as set forth in “Review of Documentation”) the applicable review period set forth above under “Review of Documentation”), the Second Lien Collateral Agent shall enter into the Intercreditor Agreement (or such amendment thereto) and/or such amendments or modifications to the Second Lien Collateral Documents, if any, so long as such documents are otherwise in form and substance reasonably satisfactory to the Second Lien Collateral Agent. The Second Lien Collateral Agent shall not be obligated to enter into any amendment to the Intercreditor Agreement or Second Lien Collateral Documents if such amendment would adversely affect the rights, duties,

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liabilities or immunities of the Second Lien Collateral Agent or if it would require the Second Lien Collateral Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties thereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.